Exhibit 2.1

CLIFFORD CHANCE LLP

EXECUTION VERSION

RYANAIR DAC

€6,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

GUARANTEED BY

RYANAIR HOLDINGS PLC

AMENDED AND RESTATED ISSUE AND PAYING

AGENCY AGREEMENT

- i -

THIS AGREEMENT is made on 27 July 2023

BETWEEN:

(1)	RYANAIR DAC (the “Issuer”);
(2)	RYANAIR HOLDINGS PLC (the “Guarantor”);
(3)	CITIBANK EUROPE PLC as registrar (the “Registrar”);
(4)	CITIBANK N.A., LONDON BRANCH as fiscal agent (the “Fiscal Agent”);
(5)	CITIBANK N.A., LONDON BRANCH as transfer agent (the “Transfer Agent”); and
(6)	CITIBANK N.A., LONDON BRANCH as paying agent (together with the Fiscal Agent, the “Paying Agents”).

WHEREAS:

(A)

The Issuer and the Guarantor have established a €6,000,000,000 Euro Medium Term Note Programme (the “Programme”) for the issuance of notes (the “Notes”), in connection with which they have entered into an amended and restated dealer agreement dated 27 July 2023 (as amended or supplemented from time to time, the “Dealer Agreement”) and the Issuer has executed, in respect of English Law Notes (as defined below), an amended and restated deed of covenant governed by English law dated 27 July 2023 (as amended or supplemented from time to time, the “English Law Deed of Covenant”) and, the Issuer has executed in respect of Irish Law Notes (as defined below), an amended and restated deed of covenant governed by Irish law dated 27 July 2023  (as amended or supplemented from time to time, the “Irish Law Deed of Covenant”, and together with the English Law Deed of Covenant, the “Deeds of Covenant”).

(B)

The Guarantor has pursuant to, in respect of English Law Notes, an amended and restated deed of guarantee governed by English law dated 27 July 2023 (as amended or supplemented from time to time, the “English Law Deed of Guarantee”) and, in respect of Irish Law Notes, an amended and restated deed of guarantee governed by Irish law dated 27 July 2023 (as amended or supplemented from time to time, the “Irish Law Deed of Guarantee” and together with the English Law Deed of Guarantee, the “Deeds of Guarantee”) agreed unconditionally and irrevocably to guarantee the obligations of the Issuer under and in relation to the Notes.

(C)

The Issuer has made applications to the Irish Stock Exchange plc trading as Euronext Dublin for Notes issued under the Programme to be admitted to listing on the official list of Euronext Dublin (the “Official List”) and for the Notes issued under the Programme to be admitted to trading on the regulated market of Euronext Dublin. The regulated market of Euronext Dublin is a regulated market for the purposes of Directive 2014/65/EU (as amended, “MiFID II”). Notes may also be issued on the basis that they will not be admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system or that they will be admitted to listing, trading and/or quotation by such other or further competent authorities, stock exchanges and/or quotation systems as may be agreed with the Issuer.

(D)

In connection with the Programme, the Issuer and the Guarantor have prepared a base prospectus dated 27 July 2023 which has been approved by the Central Bank of Ireland as a base prospectus issued in compliance with Regulation (EU) 2017/1129 (the “Prospectus Regulation”).

(E)

Notes issued under the Programme may be issued either (1) pursuant to the Base Prospectus describing the Programme and Final Terms describing the final terms of the particular Tranche of Notes or (2) pursuant to a prospectus (the “Drawdown Prospectus”) which may be constituted either (a) by a single document or (b) by a registration document, a securities note (the “Securities Note”) and, if applicable, a summary which relates to a particular Tranche of Notes to be issued under the Programme.

(F)	The Issuer, the Guarantor and the Agents (as defined below) wish to record certain arrangements which they have made in relation to the Notes to be issued under the Programme.
(G)

In connection with the Programme the Issuer entered into an amended and restated issue and paying agreement dated 26 July 2022 (the “Current Issue and Paying Agency Agreement”) with the parties identified therein as “Paying Agents”.

(H)

This Agreement amends and restates the Current Issue and Paying Agency Agreement and any Notes issued under the Programme on or after the date hereof shall be issued pursuant to this Agreement. This Agreement does not affect any Notes issued under the Programme prior to the date of this Agreement. Subject to such amendment and restatement, the Current Issue and Paying Agency Agreement shall continue in full force and effect.

IT IS AGREED as follows:

1.	INTERPRETATION
1.1	Definitions

All terms and expressions which have defined meanings in the Base Prospectus or the Dealer Agreement shall have the same meanings in this Agreement except where the context requires otherwise or unless otherwise stated.  In addition, in this Agreement the following expressions have the following meanings:

“Agents” means the Paying Agents, the Registrar, the Transfer Agents and any Calculation Agent and “Agent” means any one of the Agents;

“Applicable Law” means any law or regulation including, but not limited to: (a) any domestic or foreign statute or regulation; (b) any rule or practice of any Authority with which the Agents are bound or accustomed to comply; and (c) any agreement entered into by the Agents and any Authority or between any two or more Authorities;

“Authority” means any competent regulatory, prosecuting, Tax or governmental authority in any jurisdiction, domestic or foreign;

“Base Prospectus” means the base prospectus prepared in connection with the Programme, as the same may be amended or supplemented from time to time;

“Bearer Notes” means Notes which are specified in their Conditions as being in bearer form;

“Calculation Agent” means, in relation to any Series of Notes, the institution appointed as calculation agent for the purposes of such Notes and named as such in the relevant Final Terms or Drawdown Prospectus (as the case may be) in the case of the Fiscal Agent, pursuant to Clause 12 (Appointment and duties of the Calculation Agent), in the case of a Dealer, pursuant to clause 8 (Calculation Agent) of the Dealer Agreement and, in the case of any other institution pursuant to a letter of appointment in, or substantially in, the form set out in Schedule 4 (Form of Calculation Agent Appointment Letter) and, in any case, any successor to such institution in its capacity as such;

“CGN Permanent Global Note” means a Permanent Global Note representing Bearer Notes for which the relevant Final Terms or Drawdown Prospectus or Securities Note (as the case may be) specify that the New Global Note form is not applicable;

“CGN Temporary Global Note” means a Temporary Global Note representing Bearer Notes for which the relevant Final Terms or Drawdown Prospectus or Securities Note (as the case may be) specify that the New Global Note form is not applicable;

“Code” means the U.S. Internal Revenue Code of 1986, as amended;

“Commissionaire Account” means an account with either Euroclear Bank SA/NV or Clearstream, Luxembourg, the terms of which include a third-party beneficiary clause (“stipulation pour autrui”) with the Issuer as the third-party beneficiary;

“Common Safekeeper” means an ICSD in its capacity as common safekeeper or a person nominated by the ICSDs to perform the role of common safekeeper;

“Common Service Provider” means a person nominated by the ICSDs to perform the role of common service provider;

“Conditions” has the meaning given in the Base Prospectus except that, in relation to any particular Tranche of Notes, it means the Conditions (as defined in the Base Prospectus) as supplemented, amended and/or replaced by the relevant Final Terms or Drawdown Prospectus or Securities Note (as the case may be), and any reference to a numbered Condition shall be construed accordingly;

“Early Redemption Notice” means a notice of exercise relating to the change of control put option contained in Condition 9(g) (Change of Control), substantially in the form set out in Schedule 5 (Form of Put Option Notice/Early Redemption Notice) or such other form as may from time to time be agreed between the Issuer and the Fiscal Agent and distributed to each Paying Agent;

“English Law Notes” means any Note where “Governing Law” is specified in the relevant Final Terms as being “English Law”;

“FATCA Withholding” means any withholding or deduction required pursuant to an agreement described in section 1471(b) of the Code, or otherwise imposed pursuant to sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto;

“Global Note” means a CGN Temporary Global Note, a CGN Permanent Global Note, an NGN Temporary Global Note, an NGN Permanent Global Note or a Global Registered Note;

“Global Registered Note” means a Global Registered Note substantially in the form set out in Schedule 11 (Form of Global Registered Note) of the Programme Manual;

“ICSDs” means Clearstream, Luxembourg and Euroclear;

“ICSD DVP Syndicated New Issues Process” means the Delivery Versus Payment (DVP) Syndicated New Issues process within the ICSDs introduced in March 2022;

“Individual Note Certificate” means a registered note certificate substantially in the form set out in Schedule 12 (Form of Individual Note Certificate) of the Programme Manual;

“Irish Law Note” means any Note where “Governing Law” is specified in the relevant Final Terms as being “Irish Law”;

“Issuer-ICSDs Agreement” means the agreement between the Issuer and the ICSDs with respect to the settlement in the ICSDs of Notes in new global note form or Global Registered Notes to be held under the NSS;

“Local Banking Day” means a day (other than a Saturday or a Sunday) on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in the city in which the Fiscal Agent has its Specified Office;

“Local Time” means the time in the city in which the Fiscal Agent has its Specified Office;

“Master Global Note” means a Master Temporary Global Note, a Master Permanent Global Note or a Master Global Registered Note;

“Master Global Registered Note” means a Global Registered Note which is complete except that it requires:

(a)	a copy of the Final Terms or Drawdown Prospectus or Securities Notes (or relevant parts thereof, as the case may be) in respect of the Tranche of Notes to which it will relate to be attached thereto;

(b)	completion by the Fiscal Agent, on behalf of the Issuer, as to the details of the Tranche of Notes to which it will relate;
(c)	authentication by or on behalf of the Registrar; and
(d)	in the case of a Global Registered Note to be held under the NSS, effectuation by or on behalf of the Common Safekeeper;

“Master Permanent Global Note” means a Permanent Global Note which is complete except that it requires:

(a)	a copy of the Final Terms or Drawdown Prospectus or Securities Note (or relevant parts thereof, as the case may be) in respect of the Tranche of Notes to which it will relate to be attached thereto;
(b)	completion by the Fiscal Agent, on behalf of the Issuer, as to the details of the Tranche of Notes to which it will relate;
(c)	authentication by or on behalf of the Fiscal Agent; and
(d)	in the case of an NGN Permanent Global Note, effectuation by or on behalf of the Common Safekeeper;

“Master Temporary Global Note” means a Temporary Global Note which is complete except that it requires:

(a)	a copy of the Final Terms or Drawdown Prospectus or Securities Note (or relevant parts thereof, as the case may be) in respect of the Tranche of Notes to which it will relate to be attached thereto;
(b)	completion by the Fiscal Agent, on behalf of the Issuer, as to the details of the Tranche of Notes to which it will relate;
(c)	authentication by or on behalf of the Fiscal Agent; and
(d)	in the case of an NGN Temporary Global Note, effectuation by or on behalf of the Common Safekeeper;

“NGN Permanent Global Note” means a Permanent Global Note representing Bearer Notes for which the relevant Final Terms or Drawdown Prospectus or Securities Note (as the case may be) specify that the New Global Note form is applicable;

“NGN Temporary Global Note” means a Temporary Global Note representing Bearer Notes for which the relevant Final Terms or Drawdown Prospectus or Securities Note (as the case may be) specify that the New Global Note form is applicable;

“Note Certificate” means a Global Registered Note and/or an Individual Note Certificate;

“NSS” or “New Safekeeping Structure” means a structure where a Global Registered Note is registered in the name of a Common Safekeeper (or its nominee) for Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system and will be deposited on or about the issue date with the Common Safekeeper for Euroclear and/or Clearstream, Luxembourg;

“Permanent Global Note” means a Permanent Global Note substantially in the form set out in Schedule 9 (Form of Permanent Global Note) to the Programme Manual;

“Put Option Notice” means a notice of exercise relating to the put option contained in Condition 9(f) (Redemption at the option of Noteholders), substantially in the form set out in Schedule 5 (Form of Put Option Notice/Early Redemption Notice) or such other form as may from time to time be agreed between the Issuer and the Fiscal Agent and distributed to each Paying Agent;

“Put Option Receipt” means a receipt delivered by a Paying Agent in relation to a Definitive Note which is the subject of a Put Option Notice or Early Redemption Notice, substantially in the form set out in Schedule 6 (Form of Put Option Receipt) or such other form as may from time to time be agreed between the Issuer and the Fiscal Agent and distributed to each Paying Agent;

“Register” has the meaning set out in Clause 5 (Transfer of Registered Notes);

“Regulations” means the regulations concerning the transfer of Registered Notes as the same may from time to time be promulgated by the Issuer and approved by the Registrar (the initial regulations being set out in Schedule 7 (Regulations concerning transfers and registration of Registered Notes));

“Replacement Agent” means the Fiscal Agent or, in respect of any Tranche of Notes, the Agent named as such in the relevant Final Terms or Drawdown Prospectus or Securities Note (as the case may be);

“Required Agent” means any Paying Agent (which may be the Fiscal Agent) or Transfer Agent (which expression shall include, for the purposes of this definition only, the Registrar) which is the sole remaining Paying Agent or (as the case may be) Transfer Agent with its Specified Office in any city where a listing authority, stock exchange and/or quotation system by which the Notes are admitted to listing, trading and/or quotation requires there to be a Paying Agent, or, as the case may be Transfer Agent;

“Tax” means any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of any Authority having power to tax;

“Temporary Global Note” means a Temporary Global Note substantially in the form set out in Schedule 8 (Form of Temporary Global Note) to the Programme Manual; and

“Specified Office” of any Agent means the office specified against its name in Schedule 3 (The Specified Offices of the Agents) or, in the case of any Agent not originally party hereto, specified in its terms of appointment (or, in the case of a Calculation Agent which is a Dealer, specified for the purposes of clause 8 (Calculation Agent) of the Dealer Agreement) or such other office in the same city or town as such Agent may specify by notice to the Issuer and the other parties hereto in accordance with Clause 15.8 (Changes in Specified Offices).

1.2	Meaning of outstanding

For the purposes of this Agreement (but without prejudice to its status for any other purpose), a Note shall be considered to be “outstanding” unless one or more of the following events has occurred:

1.2.1

Redeemed or purchased:  it has been redeemed in full, or purchased under Condition 9(j) (Redemption and Purchase - Purchase), and in either case has been cancelled in accordance with Condition 9(k) (Redemption and Purchase - Cancellation);

1.2.2

Due date:  the due date for its redemption in full has occurred and all sums due in respect of such Note (including all accrued interest) have been received by the Fiscal Agent and remain available for payment;

1.2.3	Void: all claims for principal and interest in respect of such Note have become void under Condition 14 (Prescription);
1.2.4	Replaced: it has been mutilated or defaced, or is alleged to have been lost, stolen or destroyed, and has been replaced pursuant to Condition 15 (Replacement of Notes and Coupons); or
1.2.5	Meetings: for the purposes of Schedule 2 (Provisions for Meetings of the Noteholders) only, it is held by, or by any person for the benefit of, the Issuer or the Guarantor.
1.3	Records

Any reference in this Agreement to the records of an ICSD shall be to the records that each of the ICSDs holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD).

1.4	Clauses and Schedules

Any reference in this Agreement to a Clause or a sub-clause or a Schedule is, unless otherwise stated, to a clause or a sub-clause hereof or a schedule hereto.

1.5	Principal and interest

In this Agreement, any reference to principal or interest includes any additional amounts payable in relation thereto under the Conditions.

1.6	Other agreements

All references in this Agreement to an agreement, instrument or other document (including the Dealer Agreement, the Deeds of Covenant, the Deeds of Guarantee, the Base Prospectus and any Drawdown Prospectus or part thereof) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time.  In addition, in the context of any particular Tranche of Notes, each reference in this Agreement to the Base Prospectus shall be construed as a reference to the Base Prospectus as supplemented and/or amended by the relevant Final Terms.

1.7	Legislation

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

1.8	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.	APPOINTMENT OF THE AGENTS
2.1	Appointment

The Issuer and the Guarantor appoint each of the Agents at their respective Specified Offices as their agent in relation to the Notes for the purposes specified in this Agreement and in the Conditions and all matters incidental thereto.

2.2	Acceptance of appointment

Each of the Agents accepts its appointment as agent of the Issuer and the Guarantor in relation to the Notes and shall perform all matters expressed to be performed by it in, and otherwise comply with, the Conditions and the provisions of this Agreement and, in connection therewith, shall take all such action as may be incidental thereto.

3.	THE NOTES
3.1	Temporary and Permanent Global Notes

Each Temporary Global Note and each Permanent Global Note shall:

3.1.1

Form:  be in substantially the form set out in (in the case of a Temporary Global Note) Schedule 7 (Form of Temporary Global Note) to the Programme Manual and (in the case of a Permanent Global Note) Schedule 8 (Form of Permanent Global Note) to the Programme Manual but with such modifications, amendments and additions as the Relevant Dealer, the Issuer, the Guarantor and the Fiscal Agent shall have agreed;

3.1.2	Conditions: have the Conditions attached thereto or incorporated by reference therein;
3.1.3	Final Terms: have the relevant Final Terms or Drawdown Prospectus or Securities Note (or relevant parts thereof, as the case may be) attached thereto;

3.1.4

Executed and authenticated:  be executed by or on behalf of the Issuer or shall be a duplicate of the relevant Master Temporary Global Note or, as the case may be, Master Permanent Global Note supplied by the Issuer under Clause 4.2 (Master Global Notes) and, in any case, shall be authenticated by or on behalf of the Fiscal Agent; and

3.1.5	Effectuated: in the case of an NGN Temporary Global Note or an NGN Permanent Global Note, be effectuated by or on behalf of the Common Safekeeper.
3.2	Definitive Notes

Each Definitive Note shall:

3.2.1

Form: be in substantially the form (duly completed) set out in Schedule 9 (Form of Definitive Note) to the Programme Manual but with such modifications, amendments and additions as the Relevant Dealer, the Issuer, the Guarantor and the Fiscal Agent shall have agreed;

3.2.2	Security printed: be security printed in accordance with all applicable legal and stock exchange requirements;
3.2.3	Serial numbers: have a unique certificate or serial number printed thereon;
3.2.4	Coupons: if so specified in the relevant Final Terms or Drawdown Prospectus or Securities Note (as the case may be), have Coupons attached thereto at the time of its initial delivery;
3.2.5	Talons: if so specified in the relevant Final Terms or Drawdown Prospectus or Securities Note (as the case may be), have a Talon attached thereto at the time of its initial delivery;
3.2.6

Conditions:  have the Conditions and the relevant Final Terms (or relevant parts thereof) or Drawdown Prospectus or Securities Note (or relevant parts thereof, as the case may be) endorsed thereon, or attached thereto or incorporated by reference therein;

3.2.7	Executed and authenticated: be executed by or on behalf of the Issuer and authenticated by or on behalf of the Fiscal Agent; and
3.2.8	Format: otherwise be in accordance with the customary practice of, and format used in, the international Eurobond market.
3.3	Global Registered Notes

Each Global Registered Note shall:

3.3.1

Form:  be in substantially the form set out in Schedule 10 (Form of Global Registered Note) of the Programme Manual but with such modifications, amendments and additions as the Relevant Dealer, the Issuer, the Guarantor and the Registrar shall have agreed;

3.3.2	Conditions: have the Conditions attached thereto or incorporated by reference therein;
3.3.3	Final Terms: have the relevant Final Terms or Drawdown Prospectus or Securities Note (or relevant parts thereof, as the case may be) attached thereto;
3.3.4

Executed and authenticated:  be executed by or on behalf of the Issuer or shall be a duplicate of the relevant Master Global Registered Note supplied by the Issuer under Clause 4.2 (Master Global Notes) and, in any case, shall be authenticated by or on behalf of the Registrar; and

3.3.5	Effectuated: in the case of a Global Registered Note to be held under the New Safekeeping Structure, be effectuated by or on behalf of the Common Safekeeper.
3.4	Individual Note Certificates

Each Individual Note Certificate shall:

3.4.1

Form:  be in substantially the form set out in Schedule 11 (Form of Individual Note Certificate) of the Programme Manual but with such modifications, amendments and additions as the Relevant Dealer, the Issuer, the Guarantor and the Registrar shall have agreed to be necessary;

3.4.2	Serial numbers: have a unique certificate or serial number printed thereon;
3.4.3

Conditions:  have the Conditions and the relevant Final Terms (or relevant parts thereof) or Drawdown Prospectus or Securities Note (or relevant parts thereof, as the case may be) endorsed thereon, or attached thereto or incorporated by reference therein; and

3.4.4	Executed and authenticated: be executed by or on behalf of the Issuer and authenticated by or on behalf of the Registrar.
3.5	Signatures

Each Master Temporary Global Note, Master Permanent Global Note and Master Global Registered Note, if any, will be signed by or on behalf of the Issuer.  A Master Temporary Global Note, Master Permanent Global Note and Master Global Registered Note may be used provided that the person(s) whose signature(s) appear thereon were/was an authorised signatory/ies at the date of signing such Master Temporary Global Note, Master Permanent Global Note and Master Global Registered Note notwithstanding that any such person may, for any reason (including death), have ceased to be such authorised signatory at the time of the creation and issue of the relevant Tranche or the issue and delivery of the relevant Note.

3.6	Facsimile signatures

Any facsimile signature affixed to a Note may be that of a person who is at the time of the creation and issue of the relevant Tranche an authorised signatory for such purpose of the Issuer notwithstanding that such person may for any reason (including death)

have ceased to be such an authorised signatory at the time at which the relevant Note may be delivered.

3.7	Notification

The Issuer shall promptly notify in writing the Fiscal Agent and the Registrar of any change in the names of the person or persons whose signatures are to be used.

4.	ISSUANCE OF NOTES
4.1	Issuance procedure

Upon the conclusion of any Relevant Agreement, the Issuer shall, as soon as practicable but in any event, not later than 5.00 p.m. (Local time) on the third Local Banking Day prior to the proposed Issue Date:

4.1.1

Confirmation of terms:  confirm by fax to the Fiscal Agent, or, if such Relevant Agreement relates to Registered Notes, the Registrar (copied to the Fiscal Agent) all such information as the Fiscal Agent, or, as the case may be, the Registrar may reasonably require to carry out its functions under this Agreement and in particular, whether customary eurobond or medium term note settlement and payment procedures will apply to the relevant Tranche and (if a Master Global Note is to be used), such details as are necessary to enable it to complete a duplicate of the Master Global Note and (if medium term note settlement and payment procedures are to apply) the account of the Issuer to which payment should be made;

4.1.2

Final Terms:  deliver a copy, duly executed, of the Final Terms or Drawdown Prospectus or Securities Note (as the case may be) in relation to the relevant Tranche to the Fiscal Agent, or, as the case may be, the Registrar (copied to the Fiscal Agent); and

4.1.3

Global Note:  unless a Master Global Note is to be used and the Issuer shall have provided such document to the Fiscal Agent and/or the Registrar, as the case may be, pursuant to Clause 4.2 (Master Global Notes), ensure that there is delivered to the Fiscal Agent or, as the case may be, Registrar an appropriate Global Note (in unauthenticated (and, if applicable, uneffectuated) form but executed on behalf of the Issuer and otherwise complete) in relation to the relevant Tranche.

4.2	Master Global Notes

The Issuer may, at its option, deliver from time to time to the Fiscal Agent a stock of Master Temporary Global Notes and Master Permanent Global Notes and/or, to the Registrar, a stock of Master Global Registered Notes.

4.3	Delivery of Final Terms

The Fiscal Agent shall on behalf of the Issuer deliver a copy of the Final Terms in relation to the relevant Tranche to the Central Bank of Ireland and, where the relevant

Notes are to be admitted to trading on Euronext Dublin, deliver a copy of the Final Terms in relation to the relevant Tranche to Euronext Dublin as soon as practicable but in any event not later than 2.00 p.m. (London time) on the London business day prior to the proposed issue date therefor.

4.4	Authentication, effectuation and delivery of Global Note

As soon as reasonably practicable before the issue of any Global Note, the Fiscal Agent (or its agent on its behalf) or, as the case may be, the Registrar (or an agent on its behalf), shall authenticate it.  Following authentication of any Global Note, the Fiscal Agent or, as the case may be, the Registrar shall:

4.4.1

Medium term note settlement procedures:  in the case of a Tranche of Notes which is not syndicated among two or more Dealers but which is intended to be cleared through a clearing system, on the Local Banking Day immediately preceding its Issue Date deliver the Global Note to the relevant depositary for Euroclear and/or Clearstream, Luxembourg (which in the case of an NGN Temporary Global Note or an NGN Permanent Global Note, or a Global Registered Note to be held under the NSS, shall be a specified Common Safekeeper) or to the relevant depositary for such other clearing system as shall have been agreed between the Issuer and the Fiscal Agent or, as the case may be, the Registrar and:

instruct the clearing systems to whom (or to whose depositary or Common Safekeeper) such Global Note has been delivered, to credit the underlying Notes represented by such Global Note to the securities account(s) at such clearing systems that have been notified to the Fiscal Agent or, as the case may be, the Registrar by the Issuer, on a delivery against payment basis or, if specifically agreed between them, on a delivery free of payment basis;

in the case of an NGN Temporary Global Note or an NGN Permanent Global Note, or a Global Registered Note to be held under the NSS instruct the Common Safekeeper to effectuate the Global Note (provided that, if the Fiscal Agent is the Common Safekeeper, the Fiscal Agent shall effectuate the Global Note);

4.4.2

Eurobond settlement procedures: in the case of a Tranche of Notes which is syndicated among two or more Dealers, at or about the time on the Issue Date specified in the Relevant Agreement, deliver the Global Note (in the case of settlement under the ICSD DVP Syndicated New Issues Process) to the common depositary or specified Common Safekeeper of the ICSDs, as the case may be, for the common depositary or specified Common Safekeeper to instruct the relevant ICSD: (i) to credit the Notes free of payment to the Commissionaire Account of the Mandated Dealer or such other Dealer as the Issuer may direct to settle the Notes (the “Settlement Bank”); and (ii) to release the Notes only following payment of the net subscription monies into the Commissionaire Account, on a delivery against payment basis.  In the case of an NGN Temporary Global Note or an NGN Permanent Global Note, or a Global Registered Note to be held under the NSS, such Global Note must be delivered to the specified Common Safekeeper together with instructions to the specified Common Safekeeper to effectuate the Global Note; or

4.4.3

Other settlement procedures:  otherwise, at such time, on such date, deliver the Global Note to such person and in such place as may have been agreed between the Issuer and the Fiscal Agent or, as the case may be, the Registrar (provided that in the case of an NGN Temporary Global Note or an NGN Permanent Global Note, or a Global Registered Note to be held under the NSS it must be delivered to the specified Common Safekeeper together with instructions to the Common Safekeeper to effectuate the Global Note).

4.5	Repayment of advance

If the Fiscal Agent should pay an amount (an “advance”) to the Issuer or the Guarantor in the belief that a payment has been or will be received from a Dealer, and if such payment is not received by the Fiscal Agent on the date that the Fiscal Agent pays the Issuer or the Guarantor, the Issuer (or, in default, the Guarantor) shall forthwith repay the advance (unless prior to such repayment the payment is received from the Dealer) and shall pay interest on such amount which shall accrue (as well after as before judgment) on the basis of a year of 365 days (366 days in the case of a leap year) in the case of an advance paid in sterling or 360 days in the case of an advance paid in any other currency and, in either case, the actual number of days elapsed from the date of payment of such advance until the earlier of (i) repayment of the advance or (ii) receipt by the Fiscal Agent of the payment from the Dealer, and at the rate per annum which is the aggregate of one per cent. per annum and the rate specified by the Fiscal Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

4.6	Delivery of Permanent Global Note

The Issuer shall, in relation to each Tranche of Notes which is represented by a Temporary Global Note which is due to be exchanged for a Permanent Global Note in accordance with its terms, ensure that there is delivered to the Fiscal Agent not less than five Local Banking Days before the relevant Temporary Global Note becomes exchangeable therefor, the Permanent Global Note (in unauthenticated (and, if applicable, uneffectuated) form, but executed by the Issuer and otherwise complete) in relation thereto unless a Master Permanent Global Note is to be used and the Issuer has provided a Master Permanent Global Note to the Fiscal Agent pursuant to Clause 4.2 (Master Global Notes).  The Fiscal Agent shall authenticate and deliver such Permanent Global Note in accordance with the terms hereof and of the relevant Temporary Global Note and, in the case of an NGN Permanent Global Note, instruct the Common Safekeeper to effectuate the Permanent Global Note.

4.7	Delivery of Definitive Notes

The Issuer shall, in relation to each Tranche of Notes which is represented by a Global Note which is due to be exchanged for Definitive Notes or Individual Note Certificates in accordance with its terms, ensure that there is delivered to the Fiscal Agent not less than ten Local Banking Days before the relevant Global Note becomes exchangeable therefor, the Definitive Notes or Individual Note Certificates, as the case may be, (in unauthenticated form but executed by the Issuer and otherwise complete) in relation thereto.  The Fiscal Agent shall authenticate and deliver such Definitive Notes or Individual Note Certificates in accordance with the terms hereof and of the relevant Global Note.

4.8	Coupons

Where any Definitive Notes are to be delivered in exchange for a Global Note, the Fiscal Agent shall ensure that in the case of Definitive Notes with Coupons attached, such Definitive Notes shall have attached thereto only such Coupons as shall ensure that neither loss nor gain of interest shall accrue to the bearer thereof upon such exchange.

4.9	Duties of Fiscal Agent, Registrar and Replacement Agent

Each of the Fiscal Agent, Registrar and the Replacement Agent shall hold in safe custody all unauthenticated Temporary Global Notes, Permanent Global Notes or Definitive Notes (including any Coupons attached thereto), Global Registered Notes or Individual Note Certificates delivered to it in accordance with this Clause 4 and Clause 6 (Replacement Notes) and shall ensure that they (or, in the case of Master Global Notes copies thereof) are authenticated, effectuated (if applicable) and delivered only in accordance with the terms hereof, of the Conditions and, if applicable, the relevant Note. The Issuer shall ensure that each of the Fiscal Agent, Registrar and the Replacement Agent holds sufficient Notes, Note Certificates or Coupons to fulfil its respective obligations under this Clause 4 and Clause 6 (Replacement Notes) and each of the Fiscal Agent, Registrar and the Replacement Agent undertakes to notify the Issuer if it holds insufficient Notes, Note Certificates or Coupons for such purposes.

4.10	Authority to authenticate and effectuate

Each of the Fiscal Agent, Registrar and the Replacement Agent is authorised by the Issuer to authenticate and, if applicable, effectuate such Temporary Global Notes, Permanent Global Notes, Definitive Notes, Global Registered Notes and Individual Note Certificates as may be required to be authenticated or, as the case may be, effectuated hereunder by the signature of any of their respective officers or any other person duly authorised for the purpose by the Fiscal Agent, Registrar or (as the case may be) the Replacement Agent.

4.11	Exchange of Temporary Global Note

On each occasion on which a portion of a Temporary Global Note is exchanged for a portion of a Permanent Global Note or, as the case may be, for Definitive Notes, the Fiscal Agent shall:

4.11.1

CGN Temporary Global Note:  in the case of a CGN Temporary Global Note, note or procure that there is noted on the Schedule to the CGN Temporary Global Note the aggregate principal amount thereof so exchanged and the remaining principal amount of the CGN Temporary Global Note (which shall be the previous principal amount thereof less the aggregate principal amount so exchanged) and shall procure the signature of such notation on its behalf; and

4.11.2

NGN Temporary Global Note:  in the case of an NGN Temporary Global Note, instruct the ICSDs (in accordance with the provisions of Schedule 7 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their records to reflect the aggregate principal amount thereof so exchanged and the remaining principal amount of the NGN Temporary Global Note (which shall be the previous principal amount thereof less the aggregate principal amount so exchanged).

The Fiscal Agent shall cancel or procure the cancellation of each Temporary Global Note against surrender of which full exchange has been made for a Permanent Global Note or Definitive Notes or, in the case of an NGN Temporary Global Note exchangeable for an NGN Permanent Global Note, instruct the Common Safekeeper to destroy such NGN Temporary Global Note.

4.12	Exchange of Permanent Global Note

On each occasion on which a portion of a Permanent Global Note is exchanged for Definitive Notes, the Fiscal Agent shall:

4.12.1

CGN Permanent Global Note:  in the case of a CGN Permanent Global Note, note or procure that there is noted on the Schedule to the CGN Permanent Global Note the aggregate principal amount thereof so exchanged and the remaining principal amount of the CGN Permanent Global Note (which shall be the previous principal amount thereof less the aggregate principal amount so exchanged) and shall procure the signature of such notation on its behalf; and

4.12.2

NGN Permanent Global Note:  in the case of an NGN Permanent Global Note, instruct the ICSDs (in accordance with the provisions of Schedule 7 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their records to reflect the aggregate principal amount thereof so exchanged and the remaining principal amount of the NGN Permanent Global Note (which shall be the previous principal amount thereof less the aggregate principal amount so exchanged).

The Fiscal Agent shall cancel or procure the cancellation of each Permanent Global Note against surrender of which full exchange has been made for Definitive Notes.

4.13	Exchange of Global Registered Note for Individual Note Certificates

If the Global Registered Note becomes exchangeable for Individual Note Certificates in accordance with its terms, the Registrar shall authenticate and deliver to each person designated by a Clearing System an Individual Note Certificate in accordance with the terms of this Agreement and the Global Registered Note.

4.14	Delivery of Coupon sheets by Issuer

The Issuer shall, in relation to any Definitive Notes to which a Talon is attached upon the initial delivery thereof, on each occasion on which a Talon becomes exchangeable for further Coupons, not less than five Local Banking Days before the date on which the final Coupon comprised in any Coupon sheet (which includes a Talon) matures (the

“Talon Exchange Date”), ensure that there is delivered to the Fiscal Agent such number of Coupon sheets as may be required in order to enable the Paying Agents to fulfil their obligation under Clause 4.15 (Delivery of Coupon sheets by Paying Agents).

4.15	Delivery of Coupon sheets by Paying Agents

The relevant Paying Agent shall, against the presentation and surrender of any Talon, on or after the Talon Exchange Date in respect of such Talon, deliver a Coupon sheet provided, however, that if any Talon is presented and surrendered for exchange to a Paying Agent and the Replacement Agent has delivered a replacement therefor such Paying Agent shall as soon as reasonably practicable notify the Issuer of such presentation and surrender and shall not exchange against the same unless and until it is so instructed by the Issuer. After making such exchange, the Paying Agent shall cancel each Talon surrendered to it and in respect of which a Coupon sheet shall have been delivered and shall (if such Paying Agent is not the Fiscal Agent) deliver the same to the Fiscal Agent.

4.16	Changes in Dealers

The Issuer undertakes to notify the Fiscal Agent and the Registrar of any changes in the identity of the Dealers appointed generally in respect of the Programme and the Fiscal Agent agrees to notify the other Agents thereof as soon as reasonably practicable thereafter.

4.17	Election of Common Safekeeper

The Issuer hereby authorises and instructs the Fiscal Agent to elect an ICSD to be Common Safekeeper for each issue of an NGN Temporary Global Note or an NGN Permanent Global Note, or a Global Registered Note to be held under the NSS in relation to which one of the ICSDs must be Common Safekeeper. From time to time, the Issuer and the Fiscal Agent may agree to vary this election. The Issuer acknowledges that in connection with the election of either of the ICSDs as Common Safekeeper any such election is subject to the right of the ICSDs to jointly determine that the other shall act as Common Safekeeper in relation to any such issue and agrees that no liability shall attach to the Fiscal Agent in respect of any such election made by it.

5.	TRANSFERS OF REGISTERED NOTES
5.1	Maintenance of the Register

The Registrar shall maintain in relation to the Registered Notes a register (the “Register”), which shall be kept at its Specified Office in accordance with the Conditions and be made available by the Registrar to the Issuer, the Guarantor and the other Agents for inspection and for the taking of copies or extracts therefrom at all reasonable times.  The Register shall show the aggregate principal amount, serial numbers and dates of issue of Note Certificates, the names and addresses of the initial Holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent Holders thereof, all cancellations of Note Certificates and all replacements of Note Certificates.

5.2	Registration of Transfers in the Register

The Registrar shall receive requests for the transfer of Registered Notes in accordance with the Conditions and the Regulations and shall make the necessary entries in the Register.

5.3	Transfer Agents to receive requests for Transfers of Registered Notes

Each of the Transfer Agents shall receive requests for the transfer of Registered Notes in accordance with the Conditions and the Regulations and assist, if required, in the issue of new Note Certificates to give effect to such transfers and, in particular, upon any such request being duly made, shall promptly notify the Registrar of:

5.3.1	the aggregate principal amount of the Registered Notes to be transferred;
5.3.2	the name(s) and addresses to be entered on the Register of the Holder(s) of the new Note Certificate(s) to be issued in order to give effect to such transfer; and
5.3.3	the place and manner of delivery of the new Note Certificate(s) to be delivered in respect of such transfer,

and shall forward the Note Certificate(s) relating to the Registered Notes to be transferred (with the relevant form(s) of transfer duly completed) to the Registrar with such notification.

6.	REPLACEMENT NOTES
6.1	Delivery of replacements

Subject to receipt of sufficient Temporary Global Notes, Permanent Global Notes, Definitive Notes, Coupons, Global Registered Notes and Individual Note Certificates in accordance with Clause 4.9 (Duties of Fiscal Agent and Replacement Agent), the Replacement Agent shall, upon and in accordance with the instructions (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity) of the Issuer but not otherwise, authenticate (if necessary) and deliver a Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate as the case may be, as a replacement for any of the same which has been mutilated or defaced or which has or has been alleged to have been destroyed, stolen or lost provided, however, that:

6.1.1

Surrender or destruction:  no Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate as the case may be, shall be delivered as a replacement for any of the same which has been mutilated or defaced otherwise than against surrender of the same or, in the case of an NGN Temporary Global Note or an NGN Permanent Global Note, or a Global Registered Note to be held under the NSS, appropriate confirmation of destruction from the Common Safekeeper; and

6.1.2	Effectuation: any replacement NGN Temporary Global Note or NGN Permanent Global Note, or a Global Registered Note to be held under the NSS shall be delivered to the Common Safekeeper together with instructions to effectuate it.

The Replacement Agent shall not issue a replacement for any of the same until the applicant has furnished the Replacement Agent with such evidence and indemnity as the Issuer, the Guarantor and/or the Replacement Agent may reasonably require and has paid such costs and expenses as may be incurred in connection with such replacement.

6.2	Replacements to be numbered

Each replacement Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate delivered hereunder shall bear a unique certificate or (as the case may be) serial number.

6.3	Cancellation of mutilated or defaced Notes

The Replacement Agent shall cancel each mutilated or defaced Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate surrendered to it and in respect of which a replacement has been delivered.

6.4	Notification

The Replacement Agent shall notify the Issuer, the Guarantor and the other Agents of the delivery by it in accordance herewith of any replacement Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate specifying the serial number thereof and the certificate or (as the case may be) serial number (if any and if known) of the Note which it replaces and confirming (if such be the case) that the Note which it replaces has been cancelled and (if such is the case) destroyed in accordance with Clause 6.5 (Destruction).

6.5	Destruction

Unless the Issuer and the Guarantor instruct otherwise, the Replacement Agent shall destroy each mutilated or defaced Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate surrendered to and cancelled by it and in respect of which a replacement has been delivered and shall furnish the Issuer and the Guarantor with a certificate as to such destruction specifying the certificate or serial numbers (if any) of the Temporary Global Note, Permanent Global Note, Definitive Notes (distinguishing between different denominations), in numerical sequence and the total number by payment or maturity date of Coupons (distinguishing Talons), Global Registered Note or Individual Note Certificates, so destroyed.  In the case of an NGN Temporary Global Note or an NGN Permanent Global Note, or a Global Registered Note to be held under the NSS which has been destroyed by the Common Safekeeper, the Replacement Agent shall furnish the Issuer and the Guarantor with a copy of the confirmation of destruction received by it from the Common Safekeeper.

7.	PAYMENTS TO THE FISCAL AGENT
7.1	Issuer or Guarantor to pay Fiscal Agent

In order to provide for the payment of principal and interest in respect of the Notes as the same becomes due and payable, the Issuer (or, in default, the Guarantor) shall pay to the Fiscal Agent, on or before the date on which such payment becomes due, an amount equal to the amount of principal and/or (as the case may be) interest falling due in respect of the Notes on such date.

7.2	Manner and time of payment
7.2.1

Each amount payable by the Issuer or, as the case may be, the Guarantor under Clause 7.1 (Issuer or Guarantor to pay Fiscal Agent) shall be paid unconditionally by credit transfer in the currency in which the Notes of the relevant Series are denominated or, if different, payable and in immediately available, freely transferable, cleared funds not later than 10.00 a.m. (Local Time) on the relevant day to such account with such bank as the Fiscal Agent may from time to time by notice to the Issuer and the Guarantor have specified for the purpose. The Issuer or (as the case may be) the Guarantor shall, before 10.00 a.m. (Local Time) on the second Local Banking Day before the due date of each payment by it under Clause 7.1 (Issuer or Guarantor to pay Fiscal Agent), procure that the bank effecting payment for it confirms by tested telex or authenticated SWIFT message to the Fiscal Agent the payment instructions relating to such payment.

7.2.2

The Issuer will pay on the principal and/or interest due date or by such earlier time as may be determined by the Agent in its absolute discretion. If the Agent determines in its absolute discretion that payment in accordance with this Clause 7.2 is required to be made earlier, it will provide the Issuer with no less than 21 days prior notice in writing of such requirement.

7.3	Exclusion of liens and interest

The Fiscal Agent shall be entitled to deal with each amount paid to it under this Clause 7 in the same manner as other amounts paid to it as a banker by its customers provided, however, that:

7.3.1	Liens: it shall not exercise against the Issuer or the Guarantor any lien, right of set-off or similar claim in respect thereof;
7.3.2	Interest: it shall not be liable to any person for interest thereon;
7.3.3	Money held by the Fiscal Agent: money held by the Fiscal Agent need not be segregated except as required by law; and
7.3.4	UK FCA Client Money Rules: any funds held are not subject to the UK FCA Client Money Rules.

7.4	Application by Fiscal Agent

The Fiscal Agent shall apply each amount paid to it hereunder in accordance with Clause 8 (Payments to Noteholders) and shall not be obliged to repay any such amount unless the claim for the relevant payment becomes void under Condition 14 (Prescription) or otherwise ceases in accordance with the Conditions, in which event it shall refund at the written request of the Issuer or (as the case may be) the Guarantor such portion of such amount as relates to such payment by paying the same by credit transfer to such account with such bank as the Issuer or (as the case may be) the Guarantor has by notice to the Fiscal Agent specified for the purpose.

7.5	Failure to confirm payment instructions

If the Fiscal Agent has not:

7.5.1

Notification:  by 12.00 noon (Local Time) on the second Local Banking Day before the due date of any payment to it under Clause 7.1 (Issuer or Guarantor to pay Fiscal Agent), received notification of the relevant payment confirmation referred to in Clause 7.2 (Manner and time of payment); or

7.5.2	Payment: by 10.00 a.m. (Local Time) on the due date of any payment received the full amount payable under Clause 7.1 (Issuer or Guarantor to pay Fiscal Agent),

it shall forthwith notify the Issuer and the Guarantor and the Paying Agents thereof.  If the Fiscal Agent subsequently receives notification of such payment instructions or payment of the amount due, it shall forthwith notify the Issuer and the Guarantor and the Paying Agents thereof.

8.	PAYMENTS TO NOTEHOLDERS
8.1	Payments by Paying Agents

The Fiscal Agent or each other Paying Agent acting through its respective Specified Office shall make payments of interest or, as the case may be, principal in respect of Notes in accordance with the Conditions applicable thereto (and, in the case of a Temporary Global Note, a Permanent Global Note, or a Global Registered Note, the terms thereof) provided, however, that:

8.1.1

Replacements:  if any Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall as soon as reasonably practicable notify the Issuer and the Guarantor of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer or, as the case may be, the Guarantor and has received the amount to be so paid;

8.1.2	No obligation: a Paying Agent shall not be obliged (but shall be entitled) to make payments of principal or interest in respect of the Notes, if:

(a)	in the case of the Fiscal Agent, it has not received the full amount of any payment due to it under Clause 7.1 (Issuer or Guarantor to pay Fiscal Agent); or
(b)	in the case of any other Paying Agent:
(i)

it has been notified in accordance with Clause 7.5 (Failure to confirm payment instructions) that confirmation of the relevant payment instructions has not been received, unless it is subsequently notified that confirmation of such payment instructions has been received; or

(ii)	it is not able to establish that the Fiscal Agent has received (whether or not at the due time) the full amount of any payment due to it under Clause 7.1 (Issuer or Guarantor to pay Fiscal Agent);
8.1.3	Cancellation: each Paying Agent shall:
(a)

cancel or procure the cancellation of each Temporary Global Note, Permanent Global Note, Definitive Note (in the case of early redemption, together with such unmatured Coupons or unexchanged Talons as are attached to or are surrendered with it at the time of such redemption), or, as the case may be, Coupon against surrender of which it has made full payment and shall (if such Paying Agent is not the Fiscal Agent) deliver or procure the delivery of each Temporary Global Note, Permanent Global Note, Definitive Note (together with as aforesaid) or Coupon so cancelled by it to the Fiscal Agent and, in the case of full payment in respect of an NGN Temporary Global Note or an NGN Permanent Global Note, the Fiscal Agent shall instruct the Common Safekeeper to destroy the relevant Global Note; and

(b)

cancel or procure the cancellation of each Global Registered Note or Individual Note Certificate against surrender of which it has made full payment and shall deliver or procure the delivery of each Global Registered Note or Individual Note Certificate so cancelled to the Registrar;

8.1.4

Recording of payments:  upon any payment being made in respect of the Notes represented by a Temporary Global Note or a Permanent Global Note, the relevant Paying Agent or, as the case may be, the Registrar shall:

(a)

in the case of a CGN Temporary Global Note or a CGN Permanent Global Note, enter or procure that there is entered on the Schedule thereto (or, in the absence of a Schedule, on the face thereof) the amount of such payment and, in the case of payment of principal, the remaining principal amount of the Notes represented by such Global Note (which shall be the previous principal amount less the principal amount in respect of which payment has then been paid) and shall procure the signature of such notation on its behalf; and

(b)

in the case of an NGN Temporary Global Note or an NGN Permanent Global Note, instruct the ICSDs (in accordance with the provisions of Schedule 7 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their records to reflect the amount of such payment and, in the case of payment of principal, the remaining principal amount of the Notes represented by such Global Note (which shall be the previous principal amount less the principal amount in respect of which payment has then been paid);

8.1.5

Withholding taxes:  notwithstanding any other provision of this Agreement, each Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any Tax if and only to the extent so required by Applicable Law, in which event such Paying Agent shall make such payment after such deduction or withholding has been made and shall account to the relevant Authority within the time allowed for the amount so withheld or deducted or, at its option, shall reasonably promptly after making such payment return to the Issuer the amount so deducted or withheld, in which case, the Issuer shall so account to the relevant authority for such amount. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Clause 8.1.5; and

8.1.6

US withholding forms: if requested, any Agents that are United States persons within the meaning of section 7701(a)(30) of the Internal Revenue Code shall present the Issuer with an IRS Form W-9.  If any Agent is not a United States person within the meaning of section 7701(a)(30) of the Internal Revenue Code, such Agent shall present a form W-8IMY identifying itself as a qualified intermediary undertaking primary responsibility for 1099 reporting, withholding under Chapter 3 of the Internal Revenue Code and backup withholding under the Internal Revenue Code with respect to all payments received under the Notes.  Any such forms provided under this paragraph (h) shall be updated or replaced as required by law.

8.2	Exclusion of liens and commissions

No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 8.1 (Payments by Paying Agents) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

8.3	Reimbursement by Fiscal Agent

If a Paying Agent other than the Fiscal Agent makes any payment in accordance with Clause 8.1 (Payments by Paying Agents):

8.3.1

Notification:  it shall notify the Fiscal Agent and, in the case of a Global Registered Note or an Individual Note Certificate, the Registrar of the amount so paid by it, the certificate or serial number (if any) of the Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate against presentation or surrender of which payment of principal or interest was made and (if applicable) the number of Coupons by maturity against which payment of interest was made; and

8.3.2

Payment:  subject to and to the extent of compliance by the Issuer or, as the case may be, the Guarantor with Clause 7.1 (Issuer or Guarantor to pay Fiscal Agent) (whether or not at the due time), the Fiscal Agent shall pay to such Paying Agent out of the funds received by it under Clause 7.1 (Issuer or Guarantor to pay Fiscal Agent), by credit transfer in immediately available, freely transferable, cleared funds to such account with such bank as such Paying Agent may by notice to the Fiscal Agent have specified for the purpose, an amount equal to the amount so paid by such Paying Agent.

8.4	Appropriation by Fiscal Agent

If the Fiscal Agent makes any payment in accordance with Clause 8.1 (Payments by Paying Agents), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 7.1 (Issuer or Guarantor to pay Fiscal Agent) an amount equal to the amount so paid by it.

8.5	Reimbursement by Issuer or Guarantor

Subject to sub-clauses 8.1.1 (Replacements) and 8.1.2 (No obligation) if any Paying Agent makes a payment in respect of Notes at a time at which the Fiscal Agent has not received the full amount of the relevant payment due to it under Clause 7.1 (Issuer or Guarantor to pay Fiscal Agent), and the Fiscal Agent is not able out of the funds received by it under Clause 7.1 (Issuer or Guarantor to pay Fiscal Agent) to reimburse such Paying Agent therefor (whether by payment under Clause 8.3 (Reimbursement by the Fiscal Agent) or appropriation under Clause 8.4 (Appropriation by the Fiscal Agent)), the Issuer (or, in default, the Guarantor) shall from time to time on demand pay to the Fiscal Agent for the account of such Paying Agent:

8.5.1	Unfunded amount: the amount so paid out by such Paying Agent and not so reimbursed to it; and
8.5.2

Funding cost:  interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount/an amount sufficient to indemnify such Paying Agent against any cost, loss or expense which it incurs as a result of making such payment and not receiving reimbursement of such amount;

provided, however, that any payment made under sub-clause 8.5.1 (Unfunded amount) shall satisfy pro tanto the Issuer’s and the Guarantor’s obligations under Clause 7.1 (Issuer or Guarantor to pay Fiscal Agent).

8.6	Interest

Interest shall accrue for the purpose of sub-clause 8.5.2 (Funding cost) (as well after as before judgment) on the basis of a year of 365 days (366 days in the case of a leap year) in the case of an amount paid in sterling or 360 days in the case of an amount paid in any other currency and, in either case, the actual number of days elapsed and at the rate per annum which is the aggregate of one per cent. per annum and the rate per annum specified by the Fiscal Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

8.7	Partial payments

If at any time and for any reason a Paying Agent makes a partial payment in respect of any Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate presented or surrendered for payment to or to the order of that Paying Agent, such Paying Agent shall:

8.7.1

Endorsement:  in the case of a CGN Temporary Global Note, CGN Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate endorse thereon a statement indicating the amount and date of such payment; and

8.7.2

ICSDs’ records:  in the case of an NGN Temporary Global Note or an NGN Permanent Global Note, instruct the ICSDs (in accordance with the provisions of Schedule 7 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their respective records to reflect such partial payments.

9.	MISCELLANEOUS DUTIES OF THE PAYING AGENTS
9.1	Records

The Fiscal Agent or, as the case may be, the Registrar shall:

9.1.1

Records:  separately in respect of each Series of Notes, maintain a record of, in the case if the Fiscal Agent, all Temporary Global Notes, Permanent Global Notes, Definitive Notes, Coupons and, in the case of the Registrar, all Note Certificates delivered hereunder and of their redemption, payment, exchange, cancellation, mutilation, defacement, alleged destruction, theft or loss or replacement provided, however, that no record need be maintained of the serial numbers of Coupons (save insofar as that a record shall be maintained of the serial numbers of unmatured Coupons and/or unexchanged Talons missing at the time of redemption or other cancellation of the relevant Definitive Notes and, in the case of Coupons, of any subsequent payments against such Coupons) and shall send as soon as reasonably practicable to the other Paying Agents a list of any unmatured Coupons and/or unexchanged Talons missing upon redemption of the relevant Definitive Note;

9.1.2

Certifications:  separately in respect of each Series of Notes, maintain a record of all certifications received by it in accordance with the provisions of any Temporary Global Note and all certifications received by it in accordance with Clause 9.3 (Cancellation);

9.1.3

Rate of exchange:  upon request by the Issuer or the Guarantor, inform the Issuer or the Guarantor of the spot rate of exchange quoted by it for the purchase of the currency in which the relevant Notes are denominated against payment of Euros (or such other currency specified by the Issuer or the Guarantor) on the date on which the Relevant Agreement (as defined in the Dealer Agreement) in respect of such Notes was made; and

9.1.4	Inspection: make such records available for inspection at all reasonable times by the Issuer, the Guarantor and the other Agents.
9.2	Information from Paying Agents

The Paying Agents shall make available to the Fiscal Agent and the Registrar such information as may reasonably be required for:

9.2.1	the maintenance of the records referred to in Clause 9.1 (Records); and
9.2.2	the Fiscal Agent to perform the duties set out in Schedule 7 (Duties under the Issuer-ICSDs Agreement).
9.3	Cancellation

The Issuer may from time to time deliver, to the Fiscal Agent Definitive Notes and unmatured Coupons appertaining thereto and to the Registrar Note Certificates of which it, the Guarantor or any of their respective Subsidiaries is the Holder for cancellation, whereupon the Fiscal Agent or, as the case may be, Registrar shall cancel the same and, if applicable, make the corresponding entries in the Register. In addition, the Issuer may from time to time:

9.3.1

Fiscal Agent:  procure the delivery to the Fiscal Agent of a CGN Temporary Global Note or a CGN Permanent Global Note with instructions to cancel a specified aggregate principal amount of Notes represented thereby (which instructions shall be accompanied by evidence satisfactory to the Fiscal Agent that the Issuer or, as the case may be, the Guarantor is entitled to give such instructions) whereupon the Fiscal Agent shall note or procure that there is noted on the Schedule to such CGN Temporary Global Note or (as the case may be) CGN Permanent Global Note the aggregate principal amount of Notes so to be cancelled and the remaining principal amount thereof (which shall be the previous principal amount thereof less the aggregate principal amount of the Notes so cancelled) and shall procure the signature of such notation on its behalf; or

9.3.2

ICSDs:  instruct the Fiscal Agent to cancel a specified aggregate principal amount of Notes represented by an NGN Temporary Global Note or an NGN Permanent Global Note (which instructions shall be accompanied by evidence satisfactory to the Fiscal Agent that the Issuer, or as the case may be, the Guarantor is entitled to give such instructions) whereupon the Fiscal Agent shall instruct the ICSDs (in accordance with the provisions of Schedule 7 (Duties under the Issuer-ICSDs Agreement)) to make appropriate entries in their respective records to reflect such cancellation.

9.3.3

Purchase and Cancellation of Notes by Issuer: If the Issuer purchases any of its Notes for cancellation, the Issuer shall provide the Paying Agents instructions in the form agreed to by the Paying Agents confirming the details of the Notes to be purchased. The Issuer shall provide the instructions to the Paying Agents no later than two business days prior to the date on which the Notes are intended to be purchased and cancelled. Once the Notes have been received by the Paying Agents, such Paying Agent will request the immediate cancellation of the Notes.

9.4	Definitive Notes and Coupons in issue

As soon as practicable (and in any event within one month) after each interest or other payment date in relation to any Series of Notes, after each date on which Notes are cancelled in accordance with Clause 9.3 (Cancellation), and after each date on which the Notes fall due for redemption in accordance with the Conditions, the Fiscal Agent shall notify the Issuer, the Guarantor and the other Paying Agents (on the basis of the information available to it and distinguishing between the Notes of each Series) of the number of any Definitive Notes and/or the number of Coupons (by reference to maturity) against presentation or surrender of which payment has been made and of the number of any Definitive Notes (distinguishing between different denominations) or, as the case may be, Coupons which have not yet been presented or surrendered for payment.

9.5	Note Certificates in issue

As soon as practicable (and in any event within three months) after each date on which Notes fall due for redemption, the Registrar shall notify the Issuer of the serial numbers and principal amount of any Note Certificates against surrender of which payment has been made and of the serial numbers and principal amount of any Note Certificates (and the names and addresses of the Holders thereof) which have not yet been surrendered for payment.

9.6	Destruction

The Fiscal Agent:  or, as the case may be, the Registrar:

9.6.1

Cancelled Notes:  may destroy each Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate cancelled by it (or cancelled by another Paying Agent or Replacement Agent and delivered to it) in accordance with Clause 4.11 (Exchange of Temporary Global Note), Clause 4.12 (Exchange of Permanent Global Note), Clause 4.15 (Delivery of Coupon sheets by Paying Agents), Clause 6.3 (Cancellation of mutilated or defaced Notes) or sub-clause 8.1.3 (Cancellation) or Clause 9.3 (Cancellation), in which case it shall furnish the Issuer and the Guarantor with a certificate as to such destruction distinguishing between the Notes of each Series and specifying the certificate or serial numbers of the Temporary Global Note, Permanent Global Note, Definitive Notes, Global Registered Note and Individual Note Certificates in numerical sequence (and, in the case of Definitive Notes, containing particulars of any unmatured Coupons and unexchanged Talons attached thereto or surrendered therewith) and the total number by payment or maturity date of Coupons (distinguishing Talons) so destroyed;

9.6.2

Destruction by Common Safekeeper:  may instruct the Common Safekeeper to destroy each NGN Temporary Global Note and NGN Permanent Global Note, or a Global Registered Note to be held under the NSS in accordance with Clause 4.11 (Exchange of Temporary Global Note) or Clause 8.1 (Payments by Paying Agents) in which case, upon receipt of confirmation of destruction from the Common Safekeeper, the Fiscal Agent shall furnish the Issuer and the Guarantor with a copy of such confirmation (provided that, if the Fiscal Agent is the Common Safekeeper, the Fiscal Agent shall destroy each NGN Temporary Global Note and NGN Permanent Global Note in accordance with Clause 4.11 (Exchange of Temporary Global Note) or Clause 8.1 (Payments by Paying Agents) and furnish the Issuer and the Guarantor with confirmation of such destruction); and

9.6.3

Notes electronically delivered to the Common Safekeeper:  where it has delivered any authenticated Global Note to a Common Safekeeper for effectuation using electronic means, is authorised and instructed to destroy the authenticated Global Note retained by it following its receipt of confirmation from the Common Safekeeper that the relevant Global Note has been effectuated.

9.7	Voting Certificates and Block Voting Instructions

Each Paying Agent shall, at the request of the Holder of any Bearer Note held in a clearing system, issue Voting Certificates and Block Voting Instructions in a form and manner which comply with the provisions of Schedule 2 (Provisions for Meetings of Noteholders) (except that it shall not be required to issue the same less than forty-eight hours before the time fixed for any Meeting therein provided for) and shall perform and comply with the provisions of Schedule 2 (Provisions for Meetings of Noteholders).  Each Paying Agent shall keep a full record of Voting Certificates and Block Voting Instructions issued by it and will give to the Issuer or, as the case may be, the Guarantor not less than twenty-four hours before the time appointed for any Meeting or adjourned Meeting full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of such meeting or adjourned Meeting.

9.8	Forms of Proxy and Block Voting Instructions

The Registrar shall, at the request of the Holder of any Registered Note held in a clearing system, issue Forms of Proxy and Block Voting Instructions in a form and manner which comply with the provisions of Schedule 2 (Provisions for Meetings of Noteholders) (except that it shall not be required to issue the same less than forty-eight hours before the time fixed for any Meeting therein provided for) and shall perform and comply with the provisions of Schedule 2 (Provisions for Meetings of Noteholders).  The Registrar shall keep a full record of Forms of Proxy and Block Voting Instructions issued by it and will give to the Issuer or, as the case may be, the Guarantor not less than twenty-four hours before the time appointed for any Meeting or adjourned Meeting full particulars of all Forms of Proxy and Block Voting Instructions issued by it in respect of such meeting or adjourned Meeting.

9.9	Provision of information
9.9.1

The Issuer or, in relation to sub-clauses (b) (Documents for inspection) and (c) (Tax redemption) below, the Guarantor, as the case may be, shall provide to the Fiscal Agent (for distribution among the Paying Agents) and the Registrar:

(a)	Specimens: at the same time as it is required to deliver any Definitive Notes pursuant to Clause 4.7 (Delivery of Definitive Notes), specimens of such Notes;
(b)

Documents for inspection:  sufficient copies of all documents required to be available for inspection as provided in the Base Prospectus or Drawdown Prospectus (as the case may be) or, in relation to any Notes, the Conditions; and

(c)	Tax redemption: in the event that the provisions of Condition 9(b) (Redemption for tax reasons) become relevant in relation to any Notes, the documents required thereunder;
9.9.2

The Registrar shall provide the Fiscal Agent with all such information as the Fiscal Agent may reasonably require in order to perform the obligations set out in Clause 9.12 (Notifications and Filings) hereof.

9.9.3	The Issuer undertakes to the Agents that:
(a)

it will provide to the Agents all documentation and other information within its possession or control required by the Agents from time to time to comply with any Applicable Law forthwith upon request by the Agents; and

(b)	it will notify the Agents in writing within 30 days of any change that affects the Issuer’s tax status pursuant to any Applicable Law.
9.10	Documents available for inspection

Each of the Paying Agents and the Registrar shall make available for inspection during normal business hours at its Specified Office such documents as may be specified as so available at the specified office of such agent in the Base Prospectus or Drawdown Prospectus (as the case may be) or, in relation to any Notes, the Conditions, or as may be required by any listing authority, stock exchange and/or quotation system by which any Notes may from time to time be admitted to listing, trading and/or quotation.

9.11	Deposit of Deeds of Covenant and Deeds of Guarantee

The Fiscal Agent and the Registrar acknowledge that a duly executed original of each of the Deeds of Covenant and Deeds of Guarantee have been deposited with and are held by it to the exclusion of the Issuer and the Guarantor and that each Beneficiary (as defined in the Deeds of Covenant) is entitled to production of such originals.  The Fiscal Agent shall provide, at the request and expense of each Beneficiary (as defined in the

Deeds of Covenant), certified copies of the Deeds of Covenant and the Deeds of Guarantee.

9.12	Notifications and filings

The Fiscal Agent shall (on behalf of the Issuer and the Guarantor) make all necessary notifications and filings as may be required from time to time in relation to the issue, purchase and redemption of Notes by all applicable laws, regulations and guidelines and, in particular but without limitation, those promulgated by, Japanese governmental or regulatory authorities, in the case of Notes denominated in Japanese Yen and the Bank of England, in the case of Notes denominated in or linked to sterling.  Save as aforesaid, the Issuer or the Guarantor, as the case may be, shall be solely responsible for ensuring that each Note to be issued or other transactions to be effected hereunder shall comply with all applicable laws and regulations of any governmental or other regulatory authority and that all necessary consents and approvals of, notifications to and registrations and filings with, any such authority in connection therewith are effected, obtained and maintained in full force and effect.

9.13	Forwarding of notices

The Fiscal Agent, or as the case may be, the Registrar shall as soon as reasonably practicable notify the Issuer and the Guarantor of any notice delivered to it declaring any Note due and payable by reason of an Event of Default or requiring any breach of any provision of this Agreement or the Conditions applicable to any Tranche of Notes to be remedied.

9.14	Publication of notices

The Fiscal Agent, or as the case may be, the Registrar shall, upon and in accordance with the instructions of the Issuer or, as the case may be, the Guarantor but not otherwise, arrange for the publication in accordance with the Conditions of any notice which is to be given to the Holders of any Notes and shall supply a copy thereof to each other Paying Agent.

9.15	Issuer-ICSDs Agreement

The Fiscal Agent and Registrar shall comply with the provisions set out in Schedule 7 (Duties under the Issuer-ICSDs Agreement).

10.	REPORTING OBLIGATION; WITHHOLDING; RIGHT TO REDIRECT
10.1

Each party shall, within ten business days of a written request by another party, supply to that other party such forms, documentation and other information relating to it, its operations, or any Notes as that other party reasonably requests for the purposes of that other party’s compliance with Applicable Law and shall notify the relevant other party reasonably promptly in the event that it becomes aware that any of the forms, documentation or other information provided by such party is (or becomes) inaccurate in any material respect; provided, however, that no party shall be required to provide any forms, documentation or other information pursuant to this Clause 10.1 to the extent that: (i) any such form, documentation or other information (or the information required to be provided on such form or documentation) is not reasonably available to such party and cannot be obtained by such party using reasonable efforts; or (ii) doing so would or might in the reasonable opinion of such party constitute a breach of any: (a) Applicable Law; (b) fiduciary duty; or (c) duty of confidentiality.

10.2

The Issuer shall notify the Paying Agents and, if applicable, the Registrar in the event that it determines that any payment to be made by the Paying Agents or the Registrar under any Notes is a payment which could be subject to FATCA Withholding if such payment were made to a recipient that is generally unable to receive payments free from FATCA Withholding, and the extent to which the relevant payment is so treated, provided, however, that the Issuer’s obligation under this Clause 10.2 shall apply only to the extent that such payments are so treated by virtue of characteristics of the Issuer, such Notes, or both.

10.3

In the event that the Issuer determines in its sole discretion that any deduction or withholding for or on account of any Tax will be required by Applicable Law in connection with any payment due to either of the Paying Agents or the Registrar on any Notes, then the Issuer will be entitled to redirect or reorganise any such payment in any way that it sees fit in order that the payment may be made without such deduction or withholding provided that, any such redirected or reorganised payment is made through a recognised institution of international standing and otherwise made in accordance with this Agreement. The Issuer will promptly notify the Paying Agents and the Registrar of any such redirection or reorganisation. For the avoidance of doubt, FATCA Withholding is a deduction or withholding which is deemed to be required by Applicable Law for the purposes of this Clause 10.3.

11.	EARLY REDEMPTION AND EXERCISE OF OPTIONS
11.1	Exercise of call or other option

If the Issuer or the Guarantor intends (other than consequent upon an Event of Default) to redeem all or any of the Notes prior to their stated maturity date or to exercise any other option under the Conditions, it shall, not less than 14 days prior to the latest date for the publication of the notice of redemption or of exercise of such option required to be given to the Holders of any Notes, give notice of such intention to the Fiscal Agent stating the date on which such Notes are to be redeemed or such option is to be exercised.

11.2	Exercise of put options

Each Paying Agent shall make available to Noteholders during the period specified in Condition 9(f) (Redemption at the option of Noteholders) for the deposit of Put Option Notices forms of Put Option Notice upon request during usual business hours at its Specified Office. Each Paying Agent shall also make available to Noteholders, in relation to Condition 9(g) (Change of Control), forms of Early Redemption Notice upon request during usual business hours at its Specified Office.  Upon receipt by a Paying Agent of a duly completed Put Option Notice or Early Redemption Notice such Paying Agent shall notify the Issuer and (in the case of a Paying Agent other than the Fiscal Agent) the Fiscal Agent thereof indicating the certificate or serial numbers (if any) and principal amount of the Notes in respect of which the Put Option or Early Redemption

Notice is exercised.  Any such Paying Agent with which a Definitive Note or Individual Note Certificate is deposited shall deliver a duly completed Put Option Receipt to the depositing Noteholder and shall hold such Definitive Note or Individual Note Certificate on behalf of the depositing Noteholder (but shall not, save as provided below or in the Conditions, release it) until the Optional Redemption Date (Put), in the case of a Put Option Notice, or Effective Date, in the case of an Early Redemption Notice, when it shall present such Definitive Note or Individual Note Certificate to itself for payment of the redemption moneys therefor and interest (if any) accrued to such date in accordance with the Conditions and Clause 8 (Payments to Noteholders) and pay such amounts in accordance with the directions of the Noteholder contained in the Put Option Notice or Early Redemption Notice, as relevant; provided, however, that if, prior to the Optional Redemption Date (Put), in the case of a Put Option Notice, or Effective Date, in the case of an Early Redemption Notice, such Definitive Note or Notes evidenced by such Individual Note Certificate become immediately due and payable or upon due presentation of such Definitive Note or Individual Note Certificate payment of such redemption moneys is improperly withheld or refused, the relevant Paying Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice or Early Redemption Notice, as relevant, and shall, in the case of a Definitive Note, hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt and, in the case of an Individual Note Certificate, mail such Note Certificate by uninsured post to, and at the risk of, the Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice or Early Redemption Notice, as relevant.  For so long as any outstanding Definitive Note is held by a Paying Agent in accordance with the preceding sentence, the depositor of the relevant Definitive Note, and not the relevant Paying Agent, shall be deemed to be the bearer of such Definitive Note for all purposes.  Any Paying Agent which receives a Put Option Notice or Early Redemption Notice, as relevant, in respect of Notes represented by a Permanent Global Note or a Global Registered Note shall make payment of the relevant redemption moneys and interest accrued to the Optional Redemption Date (Put), in the case of a Put Option Notice, or Effective Date, in the case of an Early Redemption Notice, in accordance with the Conditions, Clause 8 (Payments to Noteholders) and the terms of the Permanent Global Note or Global Registered Note, as the case may be.

11.3	Details of exercise

At the end of any applicable period for the exercise of such option or, as the case may be, not later than 7 days after the latest date for the exercise of such option in relation to a particular date, each Paying Agent shall:

11.3.1

in the case of the exercise of an option in respect of a Permanent Global Note or a Definitive Note, promptly notify the Fiscal Agent of the principal amount of the Notes in respect of which such option has been exercised with it together with their certificate or, as the case may be, serial numbers and the Fiscal Agent shall promptly notify such details to the Issuer; and

11.3.2	in the case of the exercise of an option in respect of a Global Registered Note or an Individual Note Certificate, promptly notify the Registrar of the principal amount of the Notes in respect of which such option has been exercised with it together with their certificate or, as the case may be, serial numbers and the Registrar shall promptly notify such details to the Issuer.

12.	APPOINTMENT AND DUTIES OF THE CALCULATION AGENT
12.1	Appointment

The Issuer and the Guarantor appoint the Fiscal Agent at its specified office as Calculation Agent in relation to each Series of Notes in respect of which it is named as such in the relevant Final Terms or Drawdown Prospectus or Securities Note (as the case may be) for the purposes specified in this Agreement and in the Conditions and all matters incidental thereto.

12.2	Acceptance of appointment
12.2.1

The Fiscal Agent accepts its appointment as Calculation Agent in relation to each Series of Notes in respect of which it agrees to be named as such in the relevant Final Terms or Drawdown Prospectus or Securities Note (as the case may be) and shall perform all matters expressed to be performed by it in, and otherwise comply with, the Conditions and the provisions of this Agreement and, in connection therewith, shall take all such action as may be incidental thereto.  The Fiscal Agent acknowledges and agrees that it shall be named in the relevant Final Terms or Drawdown Prospectus or Securities Note (as the case may be) as Calculation Agent in respect of each Series of Notes unless the Dealer (or one of the Dealers) through whom such Notes are issued has agreed with the Issuer and the Guarantor to act as Calculation Agent or the Issuer and the Guarantor otherwise agrees to appoint another institution as Calculation Agent.

12.2.2

Notwithstanding anything included in the Base Prospectus, the relevant Final Terms, and/or any agreement (whether oral or in writing) between the Issuer and any Dealer(s) for the issue by the Issuer and the subscription by such Dealer(s) (or on such other basis as may be agreed between the Issuer and the relevant Dealer(s) at the relevant time) in connection with the issue of any Series of Notes, the Issuer agrees that the Fiscal Agent or Citibank, N.A., London Branch (in its capacity as Calculation Agent, if named as such in the relevant Final Terms) will have no obligation to exercise any discretion (including, but not limited to, determinations of alternative or substitute benchmarks, successor reference rates, screen pages, interest adjustment factors/fractions or spreads, market disruptions, benchmark amendment conforming changes, selection and polling of reference banks).

12.2.3

To the extent that the Base Prospectus, the relevant Final Terms, and/or any  agreement (whether oral or in writing) between the Issuer and any Dealer(s) for the issue by the Issuer and the subscription by such Dealer(s) (or on such other basis as may be agreed between the Issuer and the relevant Dealer(s) at the relevant time) in connection with the issue of any Series of Notes requires Citibank, N.A., London Branch (in its capacity as Calculation Agent, if named as such in the relevant Final Terms) to exercise any such discretions and/or make such determinations as set out in sub-clause 12.2.2, such references shall be construed as the Issuer or its financial adviser or alternate agent appointed by the Issuer exercising such discretions and/or determinations and/or actions and not Citibank, N.A., London Branch (in its capacity as Calculation Agent, if named as such in the relevant Final Terms).

12.3	Calculations and determinations

The Calculation Agent shall in respect of each Series of Notes in relation to which it is appointed as such:

12.3.1

Determinations:  obtain such quotes and rates and/or make such determinations, calculations, adjustments, notifications and publications as may be required to be made by it by the Conditions at the times and otherwise in accordance with the Conditions; and

12.3.2

Records:  maintain a record of all quotations obtained by it and of all amounts, rates and other items determined or calculated by it and make such records available for inspection at all reasonable times by the Issuer and the Guarantor and the Agents.

13.	FEES AND EXPENSES
13.1	Fees

The Issuer (or, in default, the Guarantor) shall pay to the Fiscal Agent for account of the Agents (other than the Calculation Agent) such fees as may have been agreed between the Issuer, the Guarantor and the Fiscal Agent and recorded in a letter dated 28 May 2014 from the Fiscal Agent to the Issuer and the Guarantor in respect of the services of the Agents (other than the Calculation Agent) hereunder (plus any applicable value added tax). The Issuer (or, in default, the Guarantor) shall pay to any Calculation Agent such fees as may be agreed between the Issuer, the Guarantor and such Calculation Agent in respect of its services hereunder (plus any applicable value added tax).

13.2	Front-end expenses

The Issuer (or, in default, the Guarantor) shall on demand reimburse the Fiscal Agent and each other Agent for all reasonable expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable value added tax), other than such costs and reasonable expenses as are separately agreed to be reimbursed out of the fees payable under Clause 13.1 (Fees).

Any expenses under this Clause 13 shall include any costs or charges incurred by the Fiscal Agent in carrying out instructions to clear and/or settle transfers of securities under this Agreement (including cash penalty charges that may be incurred under Article 7 of the Central Securities Depositaries Regulation (EU) No 909/2014 if a settlement fail occurs due to the Issuer’s failure to deliver any required securities or cash or other action or omission).

13.3	Taxes

The Issuer (or, in default, the Guarantor) shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the execution and delivery of this Agreement and any letters of appointment under which any Agent is appointed as agent hereunder, and the Issuer and the Guarantor shall jointly and severally indemnify each Agent on demand against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur or which may be made against it as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.  All payments by the  Issuer or (as the case may be) the Guarantor under this Clause 13, Clause 14.3 (Indemnity in favour of the Agents) or Clause 14.5 (Consequential damages disclaimer) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the Republic of Ireland or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer or (as the case may be) the Guarantor shall pay such additional amounts as will result in the receipt by the relevant Agent of such amounts as would have been received by it if no such withholding or deduction had been required.

14.	TERMS OF APPOINTMENT
14.1	Rights and Powers

Each of the Paying Agents, the Registrar, the Transfer Agents, the Replacement Agents and (in the case of sub-clauses 14.1.4 (Genuine documents), 14.1.5 (Lawyers) and 14.1.6 (Expense or liability) each Calculation Agent) may, in connection with its services hereunder:

14.1.1

Absolute owner:  except as ordered by a court of competent jurisdiction or as required by law and notwithstanding any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof, but subject to sub-clause 8.1.1 (Replacements), treat the Holder of any Note or Coupon as the absolute owner thereof and make payments thereon accordingly;

14.1.2	Correct terms: assume that the terms of each Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate as issued are correct;
14.1.3

Determination by Issuer:  refer any question relating to the ownership of any Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate or the adequacy or sufficiency of any evidence supplied in connection with the replacement of any of the same to the Issuer for determination by the Issuer and rely upon any determination so made;

14.1.4	Genuine documents: rely upon the terms of any notice, communication or other document reasonably believed by it to be genuine;
14.1.5

Lawyers:  engage and pay for the advice or services of any lawyers or other experts whose advice or services it considers necessary and rely upon any advice so obtained (and such Paying Agent, Registrar, Transfer Agent, Replacement Agent or, as the case may be, such Calculation Agent shall be protected and shall incur no liability as against the Issuer or the Guarantor in respect of any action taken, or suffered to be taken, in accordance with such advice and in good faith);

14.1.6

Expense or liability:  treat itself as being released from any obligation to take any action hereunder which it reasonably expects will result in any expense or liability to it, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it;

14.1.7	Acquisition of interest in Notes: acquire an interest in the Notes or be involved in any other transaction with the Issuer or Guarantor;
14.1.8

Conflicting Instructions: be entitled to do nothing, without liability, if conflicting, unclear or equivocal instructions are received, however if a Paying Agent does receive conflicting, unclear or equivocal instructions, it shall, as soon as reasonably practicable, notify the Issuer and/or the Guarantor, as the case may be; and

14.1.9	Notwithstanding anything else herein contained, each of the Paying Agents, the Registrar, the Transfer Agents, the Replacement Agents and the Calculation Agent:
(a)

may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to the European Union, United States of America or, in each case, any jurisdiction forming a part of it and Germany, England and Wales) or any directive or regulation of any agency of any such state or jurisdiction or which would or might otherwise render it liable to any person or cause it to act in a manner which might prejudice its interests and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation; and

(b)

shall be protected against liability for acting on any instruction which it reasonably believes (acting in good faith) to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer and/or the Guarantor.

14.2	Extent of Duties

Each Agent shall only be obliged to perform the duties set out herein and such other duties as are necessarily incidental thereto.  No Agent shall:

14.2.1	Fiduciary duty: be under any fiduciary duty or other obligation towards or have any relationship of agency or trust for or with any person other than the Issuer and the Guarantor; or
14.2.2

Enforceability of any Notes:  be responsible for or liable in respect of the legality, validity or enforceability of any Temporary Global Note, Permanent Global Note, Definitive Note, Coupon, Global Registered Note or Individual Note Certificate or any act or omission of any other person (including, without limitation, any other Agent).

14.3	Indemnity in favour of the Agents

The Issuer and the Guarantor shall jointly and severally indemnify each Agent against any direct claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs, other than such reasonable costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 13.1 (Fees) and otherwise than by reason of its own gross negligence or wilful misconduct, default or bad faith, as a result or arising out of or in relation to its acting as the agent of the Issuer and the Guarantor in relation to the Notes.  The Indemnity shall survive the termination or expiry of the Agreement and the resignation and/or removal of the Agent.

14.4	Indemnity in favour of the Issuer and Guarantor

Each Agent shall severally indemnify the Issuer and the Guarantor against any direct claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs as a result of the gross negligence or wilful misconduct of such Agent or of their respective officers, directors or employees.  The Indemnity shall survive the termination or expiry of the Agreement and the resignation and/or removal of the Agent.

14.5	Consequential damages disclaimer

Notwithstanding any provision of this Agreement to the contrary, including, without limitation, any indemnity given by each Agent herein, an Agent shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the relevant Agent has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise; provided, however, that this Clause 14.5 shall be deemed not to apply in the event of a determination of fraud on the part of the Agent in a non-appealable judgment by a court having jurisdiction.

15.	CHANGES IN AGENTS
15.1	Resignation

Any Agent may resign its appointment as the agent of the Issuer and the Guarantor hereunder and/or in relation to any Series of Notes upon the expiration of not less than

30 days’ notice to that effect by such Agent to the Issuer and the Guarantor (with a copy, in the case of an Agent other than the Fiscal Agent, to the Fiscal Agent and in the case of an Agent other than the Registrar, to the Registrar) provided, however, that:

15.1.1

Payment date:  if in relation to any Series of Notes any such resignation which would otherwise take effect less than 30 days before the maturity date or other date for redemption of such Series or any interest or other payment date in relation to any such Series it shall not take effect, in relation to such Series only, until the thirtieth day following such date; and

15.1.2

Successors:  in respect of any Series of Notes, in the case of the Fiscal Agent, the Registrar, the Calculation Agent or the Required Agent, such resignation shall not be effective until a successor thereto has been appointed by the Issuer and the Guarantor as their agent in relation to such Series of Notes in accordance with Clause 15.4 (Additional and successor agents) or in accordance with Clause 15.5 (Agents may appoint successors) and notice of such appointment has been given in accordance with the Conditions.

15.2	Revocation

The Issuer and the Guarantor (acting together) may revoke their appointment of any Agent as their agent hereunder and/or in relation to any Series of Notes by not less than thirty days’ notice to that effect to such Agent (with a copy, in the case of an Agent other than the Fiscal Agent, to the Fiscal Agent and in the case of an Agent other than the Registrar, to the Registrar) provided, however, that in respect of any Series of Notes, in the case of the Fiscal Agent, the Registrar, the Calculation Agent or any Required Agent, such revocation shall not be effective until a successor thereto has been appointed by the Issuer and the Guarantor as their agent in relation to such Series of Notes and notice of such appointment has been given in accordance with the Conditions.

15.3	Automatic termination

The appointment of any Agent shall terminate forthwith if:

15.3.1	Incapacity: such Agent becomes incapable of acting;
15.3.2	Receiver: a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Agent;
15.3.3	Insolvency: such Agent admits in writing its insolvency or inability to pay its debts as they fall due;
15.3.4	Liquidator: an administrator or liquidator of such Agent or the whole or any part of the undertaking, assets and revenues of such Agent is appointed (or application for any such appointment is made);
15.3.5	Composition: such Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness;

15.3.6	Winding-up: an order is made or an effective resolution is passed for the winding-up of such Agent; or
15.3.7	Analogous event: any event occurs which has an analogous effect to any of the foregoing.

If the appointment of the Fiscal Agent, Registrar, Calculation Agent or any Required Agent is terminated in accordance with this Clause 15.3, the Issuer and the Guarantor (acting together) shall forthwith appoint a successor in accordance with Clause 15.4 (Additional and successor agents).

15.4	Additional and successor agents

The Issuer and the Guarantor (acting together) may appoint a successor fiscal agent, registrar or calculation agent and additional or successor paying agents and transfer agents and shall forthwith give notice of any such appointment to the continuing Agents and the Noteholders, whereupon the Issuer, the Guarantor, the continuing Agents, and the additional or successor fiscal agent, registrar, calculation agent, paying agent, transfer agent or paying agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

15.5	Agents may appoint successors

If the Fiscal Agent, Registrar, Calculation Agent or any Required Agent gives notice of its resignation in accordance with Clause 15.1 (Resignation) and by the tenth day before the expiry of such notice a successor has not been duly appointed in accordance with Clause 15.4 (Additional and successor agents), the Fiscal Agent or (as the case may be), Registrar, Calculation Agent or Required Agent may itself, following such consultation with the Issuer and the Guarantor as is practicable in the circumstances, appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the Issuer, the Guarantor, the remaining Agents and the Noteholders, whereupon the Issuer, the Guarantor, the remaining Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

15.6	Release

Upon any resignation or revocation taking effect under Clause 15.1 (Resignation) or 15.2 (Revocation) or any termination taking effect under Clause 15.3 (Automatic termination), the relevant Agent shall:

15.6.1

Discharge:  be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to Clause 13.3 (Taxes), Clause 14 (Terms of Appointment) and Clause 15 (Changes in Agents));

15.6.2

Fiscal Agent’s records:  in the case of the Fiscal Agent, deliver to the Issuer, the Guarantor and to its successor a copy, certified as true and up-to-date by an officer or authorised signatory of the Fiscal Agent, of the records maintained by it in accordance with Clause 9.1 (Records); and

15.6.3

Calculation Agent’s records:  in the case of any Calculation Agent, deliver to the Issuer, the Guarantor and its successor a copy, certified as true and up-to-date by an officer or authorised signatory of such Calculation Agent, of the records maintained by it in accordance with Clause 12 (Appointment and Duties of the Calculation Agent); and

15.6.4

Registrar’s records:  in the case of the Registrar, deliver to the Issuer, the Guarantor and its successor a copy, certified as true and up-to-date by an officer or authorised signatory of the Registrar, of the records maintained by it in accordance with Clause 5.1 (Maintenance of the Register); and

15.6.5

Moneys and papers:  forthwith (upon payment to it of any amount due to it in accordance with Clause 13 (Fees and Expenses) or Clause 14.4 (Indemnity in favour of the Agents)) transfer all moneys and papers (including any unissued Notes held by it hereunder and any documents held by it pursuant to Clause 9.10 (Documents available for inspection)) to its successor and, upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.

15.7	Merger

Any legal entity into which any Agent is merged or converted or any legal entity resulting from any merger or conversion to which such Agent is a party shall, to the extent permitted by applicable law, be the successor to such Agent without any further formality, whereupon the Issuer, the Guarantor, the other Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.  Notice of any such merger or conversion shall forthwith be given by such successor to the Issuer, the Guarantor, the other Agents and the Noteholders.

15.8	Changes in Specified Offices

If any Agent decides to change its Specified Office (which may only be effected within the same city unless the prior written approval of the Issuer and the Guarantor has been obtained), it shall give notice to the Issuer and the Guarantor (with a copy to the other Agents) of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than 30 days after the date of such notice.  The Issuer (or, in default, the Guarantor) shall at its own expense not less than 14 days prior to the date on which such change is to take effect (unless the appointment of the relevant Agent is to terminate pursuant to any of the foregoing provisions of this Clause 15.1 (Resignation) on or prior to the date of such change) give notice thereof to the Noteholders.

16.	NOTICES
16.1	Addresses for Notices

All notices and communications hereunder shall be made in writing (by letter or email), shall be effective upon receipt by the addressee and shall be sent as follows:

16.1.1	if to the Issuer to it at:

Address:	Corporate Head Office
Airside Business Park
Swords
Co. Dublin
Republic of Ireland

Attention:	Company Secretary
Email:	tr1@ryanair.com

16.1.2	if to the Guarantor to it at:
Address:	Corporate Head Office
Airside Business Park
Swords
Co. Dublin
Republic of Ireland

Attention:	Company Secretary
Email:	tr1@ryanair.com

16.1.3

if to the Fiscal Agent, the Registrar, a Paying Agent or a Transfer Agent to it at the address, email address or fax number specified against its name in Schedule 3 (The Specified Offices of the Agents)

or, in any case, to such other address, email address or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

16.2	Effectiveness

All notices and communication sent in accordance with Clause 16.1 (Addresses for Notices) shall take effect, in the case of a letter, at the time of delivery, in the case of an electronic communication, when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided, that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any such notice or other communication which is received (or deemed to take effect in accordance with the foregoing) after 4.00 p.m. (local time) or on a non-business day in the place of receipt shall be deemed to take effect at 10.00 a.m. on the next following business day in such place. Any communication delivered to any party under this Agreement which is to be sent by electronic communication will be written legal evidence.

17.	LAW AND JURISDICTION
17.1	Governing law
17.1.1

If “English law” is specified in the applicable Final Terms as being the Governing Law, this Agreement and any non-contractual obligations arising out of or in connection with it shall, in respect of such Notes, be governed by English law.

17.1.2

If “Irish law” is specified in the applicable Final Terms as being the Governing Law, this Agreement and any non-contractual obligations arising out of or in connection with it shall, in respect of such Notes, be governed by the laws of Ireland.

17.2	Jurisdiction
17.2.1

If “English law” is specified in the applicable Final Terms as being the Governing Law, the courts of England shall have exclusive jurisdiction to settle any dispute (a “Dispute”), arising out of or in connection with this Agreement in relation to such Notes (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) or the consequences of its nullity. The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

17.2.2

If “Irish law” is specified in the applicable Final Terms as being the Governing Law, the courts of Ireland shall have exclusive jurisdiction to settle any dispute (a “Dispute”), arising out of or in connection with this Agreement in relation to such Notes (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) or the consequences of its nullity. The parties agree that the courts of Ireland are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

17.3	Service of process

Each of the Issuer and the Guarantor agrees that the documents which start any Proceedings in England and any other documents required to be served in relation to those Proceedings in England may be served on it by being delivered to Ryanair UK Limited at Enterprise House, 2nd Floor, Bassingbourn Road, London Stansted Airport, England, CM24 1QW, or to such other person with an address in England and/or at such other address in England as the Issuer or Guarantor respectively may specify by notice in writing to the Agents. Nothing in this paragraph shall affect the right of any Agent to serve process in any other manner permitted by law. This Clause 17.3 applies to Proceedings in England and to Proceedings elsewhere.

17.4	Rights of Third Parties

If “English law” is specified in the applicable Final Terms as being the Governing Law, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

18.	CONTRACTUAL RECOGNITION OF BAIL-IN

Notwithstanding and to the exclusion of any other term of this Agreement and/or any Relevant Agreement or any other agreements, arrangements, or understanding between each BRRD Party and each BRRD Counterparty, each BRRD Counterparty acknowledges and accepts that a BRRD Liability arising under this Agreement and/or any Relevant Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)

the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of each BRRD Party to each BRRD Counterparty under this Agreement and/or any Relevant Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)	the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(ii)

the conversion of all, or a portion, of such BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on the BRRD Counterparty of such shares, securities or obligations;

(iii)	the cancellation of such BRRD Liability;
(iv)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;
(b)

the variation of the terms of this Agreement and/or any Relevant Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“BRRD Counterparty” means each party to this Agreement and/or any Relevant Agreement, as the case may be, other than the relevant BRRD Party, that is a counterparty to any BRRD Party.

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“BRRD Party” means any party to this Agreement and/or any Relevant Agreement subject to the Bail-in Legislation.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at the LMA website under EU Bail-in Legislation Schedule.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

19.	MODIFICATION

For the avoidance of doubt, this Agreement may be amended by further agreement among the parties hereto and without the consent of the Noteholders.

20.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall constitute one and the same binding agreement between the parties.

21.	ILLEGALITY

Notwithstanding anything else herein contained, the Paying Agents, Transfer Agent, Calculation Agent and the Registrar, having consulted with the Issuer where legally permissible, may refrain from doing anything that would or might, in their reasonable opinion, be contrary to any law of any state or jurisdiction (including but not limited to the European Union, the United States of America or, in each case, any jurisdiction forming a part of it and England and Wales) or any directive or regulation of any agency of any such state or jurisdiction and may do anything which is, in their reasonable opinion and having consulted with the Issuer where legally permissible, necessary to comply with any such law, directive or regulation.

22.	WHOLE AGREEMENT
22.1.1

This Agreement contains the whole agreement between the Parties relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement.

22.1.2	Each Party acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.
22.1.3

So far as is permitted by law and except in the case of fraud, each Party agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

22.1.4	In sub-clauses 22.1.1 to 22.1.3, “this Agreement” includes all documents entered into pursuant to this Agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1

DUTIES UNDER THE ISSUER-ICSDS AGREEMENT

In relation to each Tranche of Bearer Notes that are, or are to be, represented by an NGN Temporary Global Note or an NGN Permanent Global Note or a Global Registered Note to be held under the NSS, the Fiscal Agent or the Registrar will comply with the following provisions:

1.

Initial issue outstanding amount:  The Fiscal Agent or the Registrar will inform each of the ICSDs, through the Common Service Provider appointed by the ICSDs to service the Notes, of the initial issue outstanding amount (the “IOA”) for such Tranche on or prior to the relevant Issue Date.

2.

Mark up or mark down:  If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers’ interest in the Notes, the Fiscal Agent or the Registrar will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the Common Service Provider) to ensure (i) that the IOA of any NGN Temporary Global Notes or NGN Permanent Global Notes, as set out in the records of Euroclear and Clearstream, Luxembourg, or (ii) the IOA of any Global Registered Note held under the NSS, as reflected in the records of Euroclear and Clearstream, Luxembourg remains at all times accurate.

3.

Reconciliation of records:  The Fiscal Agent or the Registrar will at least once every month reconcile its record of the IOA of the Notes with information received from the ICSDs (through the Common Service Provider) with respect to the IOA maintained by the ICSDs for the Notes and will as soon as reasonably practicable inform the ICSDs (through the Common Service Provider) of any discrepancies.

4.

Resolution of discrepancies:  The Fiscal Agent or the Registrar will as soon as reasonably practicable assist the ICSDs (through the Common Service Provider) in resolving any discrepancy identified in the IOA of Notes any NGN Temporary Global Notes or NGN Permanent Global Notes or in the records reflecting the IOA of any Global Note held under the NSS.

5.

Details of payments:  The Fiscal Agent or the Registrar will as soon as reasonably practicable provide the ICSDs (through the Common Service Provider) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.

Change of amount:  The Fiscal Agent will (to the extent known to it) as soon as reasonably practicable provide to the ICSDs (through the Common Service Provider) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7.

Notices to Noteholders:  The Fiscal Agent or the Registrar will (to the extent known to it) as soon as reasonably practicable provide to the ICSDs (through the Common Service Provider) copies of all information that is given to the Holders of the Notes.

8.

Communications from ICSDs:  The Fiscal Agent or the Registrar will as soon as reasonably practicable pass on to the Issuer all communications it receives from the ICSDs directly or through the Common Service Provider relating to the Notes.

9.

Default:  The Fiscal Agent or the Registrar will (to the extent known to it) as soon as reasonably practicable notify the ICSDs (through the Common Service Provider) of any failure by the Issuer to make any payment or delivery due under the Notes when due.

SCHEDULE 2

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	DEFINITIONS

In this Agreement and the Conditions, the following expressions have the following meanings:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by a Paying Agent for Holders of Bearer Notes and/or a document in the English language issued by the Registrar for Holders of Registered Notes:

(a)

certifying that certain specified Notes (the “deposited Notes”) have been deposited with such Paying Agent or, as the case may be, the Registrar (or to the order of such Paying Agent or, as the case may be, the Registrar at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and
(ii)

the surrender to such Paying Agent or the Registrar, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Notes and notification thereof by such Paying Agent to the Issuer and the Guarantor;

(b)

certifying that the depositor of each deposited Note or a duly authorised person on its behalf has instructed the relevant Paying Agent or, as the case may be, the Registrar that the votes attributable to such deposited Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(c)

listing the total number and (if in definitive form) the certificate numbers of the deposited Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(d)	authorising a named individual or individuals to vote in respect of the deposited Notes in accordance with such instructions;

“Chairperson” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 8 (Chairperson);

“Extraordinary Resolution” means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;

“Form of Proxy” means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Holder of Registered Notes or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Registered Notes held by such Noteholder;

“Meeting” means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

“Proxy” means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction by a Holder of a Bearer Note and/or a person appointed to vote under a Block Voting Instruction or a Form of Proxy by a Holder of a Registered Note, other than:

(a)

any such person whose appointment has been revoked and in relation to whom the Fiscal Agent, or as the case may be, the Registrar, has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

“Relevant Fraction” means:

(a)	for all business other than voting on an Extraordinary Resolution, one tenth;
(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, one more than half; and
(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, three quarters;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum it means:

(i)

for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, one quarter;

“Reserved Matter” means any proposal:

(a)

to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

(b)

to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or the Guarantor or any other person or body corporate formed or to be formed;

(c)	to change the currency in which amounts due in respect of the Notes are payable;
(d)	to modify any provision of the Guarantee of the Notes;
(e)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or
(f)	to amend this definition;

“Voter” means in relation to any Meeting:  the bearer of a Voting Certificate or a Proxy, the bearer of a Definitive Note who produces such Definitive Note at the Meeting or subject to paragraph 5 (Record Date) below, a Holder of Registered Notes, provided however that (subject to paragraph 5 (Record Date) below) any Holder of Registered Notes which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a “Voter” except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

“Voting Certificate” means, in relation to any Meeting a certificate in the English language issued by a Paying Agent for Holders of Bearer Notes and dated in which it is stated:

(a)

that certain specified Notes (the “deposited Notes”) have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting; and
(ii)	the surrender of such certificate to such Paying Agent; and
(b)	that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the deposited Notes;

“Written Resolution” means a resolution in writing signed by or on behalf of 90 per cent. of Holders of Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such Holders of the Notes;

“24 hours” means a period of 24 hours including all or part of a day upon which banks are open for business in the places where the relevant Meeting is to be held and in respect of a Meeting of Holders of Bearer Notes, each of the places where the Paying Agents have their Specified Offices and in respect of a Meeting of Holders of Registered Notes, the place where the Registrar has its Specified Office (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means 2 consecutive periods of 24 hours.

2.	ISSUE OF VOTING CERTIFICATES, FORMS OF PROXY AND BLOCK VOTING INSTRUCTIONS FOR MEETING OF HOLDERS OF BEARER NOTES
(a)

The Holder of a Bearer Note may obtain a Voting Certificate from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction by depositing such Note with such Paying Agent or arranging for such Bearer Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting.  A Voting Certificate or Block Voting Instruction shall be valid until the release of the deposited Notes to which it relates.  So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the Holder of the Bearer Notes to which it relates for all purposes in connection with the Meeting.  A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Note.

(b)

The Holder of an interest in a Registered Note may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Registered Note to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting.  The registered Holder of a Registered Note may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting.  Any registered Holder of a Registered Note may obtain an uncompleted and unexecuted Form of Proxy from the Registrar.  A Block Voting Instruction shall be valid until the release of the deposited Notes to which it relates.  A Form of Proxy and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Note.

3.	REFERENCES TO DEPOSIT/RELEASE OF NOTES
(a)

Where Bearer Notes are represented by a Global Note or are held in definitive form within a clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

(b)

Where Registered Notes are represented by a Global Registered Note and/or are held within a clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.	VALIDITY OF BLOCK VOTING INSTRUCTIONS AND FORMS OF PROXY

A Block Voting Instruction shall be valid only if, in the case of a Bearer Note it is deposited at the Specified Office of the Fiscal Agent, and in the case of a Registered Notes it is deposited at the Specified Office of the Registrar, or at some other place approved by the Fiscal Agent or, as the case may be, the Registrar, at least 24 hours before the time fixed for the relevant Meeting or the Chairperson decides otherwise before the Meeting proceeds to business.  A Form of Proxy shall be valid only if it is deposited at the Specified Office of the Registrar, or at some other place approved by the Registrar, at least 24 hours before the time fixed for the relevant Meeting or the Chairperson decided otherwise before the Meeting proceeds to business.  If the Fiscal Agent or, as the case may be, the Registrar requires, a notarised copy of each Block Voting Instruction or, as the case may be, Form of Proxy and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Fiscal Agent and, as the case may be, the Registrar shall not be obliged to investigate the validity of any Block Voting Instruction or, as the case may be, Form of Proxy or the authority of any Proxy.

5.	RECORD DATE

The Issuer may fix a record date for the purposes of any Meeting of Holders of Registered Notes or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption.  The person in whose name a Note is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the Holder of such Note for the purposes of such Meeting of Holders of Registered Notes and notwithstanding any subsequent transfer of such Note or entries in the Register.

6.	CONVENING OF MEETING

The Issuer and the Guarantor (acting together) may convene a Meeting at any time, and shall be obliged to do so upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes.

7.	NOTICE

At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and, in the case of a Meeting of Holders of Bearer Notes, the Paying Agents and, in the case of a Meeting of Holders of Registered Notes, the Registrar, (with a copy to the Issuer and the Guarantor). References to persons being “present” at or “attending” a meeting shall include being present at or attending by means of video or telephone conference facilities. The notice shall set out the full text of any resolutions to be proposed and shall state that the Notes may be deposited with, or to the order of, in the case of a Meeting of Holders of Bearer Notes, any Paying Agent and, in the case of a Meeting of Holders of Registered Notes, the Registrar, for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

8.	CHAIRPERSON

An individual (who may, but need not, be a Noteholder) nominated in writing by the Issuer and the Guarantor (acting together) may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairperson.  The Chairperson of an adjourned Meeting need not be the same person as was the Chairperson of the original Meeting.

9.	QUORUM

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by a Global Note, a single Proxy representing the Holder thereof shall be deemed to be two Voters for the purpose of forming a quorum. References to persons being “present” at or “attending” a meeting shall include being present at or attending by means of video or telephone conference facilities.

10.	ADJOURNMENT FOR WANT OF QUORUM

If within 45 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Noteholders, it shall be dissolved; and
(b)

in the case of any other Meeting, it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairperson determines; provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer and the Guarantor (acting together) so decide; and
(ii)	no Meeting may be adjourned more than once for want of a quorum.
11.	ADJOURNED MEETING

The Chairperson may, with the consent of (and shall if directed by) any Meeting, adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

12.	NOTICE FOLLOWING ADJOURNMENT

Paragraph 7 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and
(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

13.	PARTICIPATION

The following may attend and speak at a Meeting:

(a)	Voters;
(b)	representatives of the Issuer, the Guarantor, the Fiscal Agent and the Registrar;
(c)	the financial advisers of the Issuer and the Guarantor;
(d)	the legal counsel to the Issuer, the Guarantor, the Fiscal Agent and the Registrar; and
(e)	any other person approved by the Meeting.
14.	SHOW OF HANDS

Every question submitted to a Meeting shall be decided in the first instance by a show of hands.  Unless a poll is validly demanded before or at the time that the result is declared, the Chairperson’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution.  Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

15.	POLL

A demand for a poll shall be valid if it is made by the Chairperson, the Issuer, the Guarantor or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes.  The poll may be taken immediately or after such adjournment as the Chairperson directs, but any poll demanded on the election of the Chairperson or on any question of adjournment shall be taken at the Meeting without adjournment.  A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairperson directs.

16.	VOTES

Every Voter shall have:

(a)	on a show of hands, one vote; and
(b)	on a poll, the number of votes obtained by dividing the aggregate principal amount of the outstanding Note(s) represented or held by them by the unit of currency in which the Notes are denominated.

In the case of a voting tie the Chairperson shall have a casting vote.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which they are entitled or to cast all the votes which they exercise in the same way.

17.	VALIDITY OF VOTES BY PROXIES

Any vote by a Proxy in accordance with the relevant Block Voting Instruction or, as the case may be, Form of Proxy shall be valid even if such Block Voting Instruction or, as the case may be, Form of Proxy or any instruction pursuant to which they were respectively given has been amended or revoked, provided that, in the case of a Proxy for a Holder of Bearer Notes, the Fiscal Agent and in the case of a Proxy for a Holder of Registered Notes, the Registrar, has not been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting.  Unless revoked, any appointment of a Proxy under a Block Voting Instruction or, as the case may be, Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed.  Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction or, as the case may be, Form of Proxy to vote at the Meeting when it is resumed.

18.	POWERS

A Meeting shall have power (exercisable by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;
(b)

to approve any proposal by the Issuer and the Guarantor (acting together) for any modification, abrogation, variation or compromise of any of the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

(c)	to approve any proposal by the Guarantor for any modification of any provision of the Guarantee of the Notes or any arrangement in respect of the obligations of the Guarantor thereunder;
(d)

to approve any proposal by the Issuer and the Guarantor (acting together) for any modification of any provision of the English Law Deed of Covenant or Irish Law Deed of Covenant (as applicable) or the English Law Deed of Guarantee or Irish Law Deed of Guarantee (as applicable) insofar as it relates to the English Law Deed of Covenant or Irish Law Deed of Covenant (as applicable) or any arrangement in respect of the obligations of the Issuer thereunder;

(e)

to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes and the English Law Deed of Covenant or Irish Law Deed of Covenant (as applicable) or the substitution of any person for the Guarantor as guarantor under the English Law Deed of

Guarantee or Irish Law Deed of Guarantee (as applicable) of the Notes and the English Law Deed of Covenant or Irish Law Deed of Covenant (as applicable);

(f)

to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of the Notes or the English Law Deed of Covenant or Irish Law Deed of Covenant (as applicable), any proposed breach by the Guarantor of its obligations under the Guarantee of the Notes or the English Law Deed of Guarantee or Irish Law Deed of Guarantee (as applicable) insofar as it relates to the English Law Deed of Covenant or Irish Law Deed of Covenant (as applicable) or any act or omission which might otherwise constitute an event of default under the Notes;

(g)	to authorise the Fiscal Agent or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;
(h)	to give any other authorisation or approval which is required to be given by Extraordinary Resolution; and
(i)

to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

19.	EXTRAORDINARY RESOLUTION BINDS ALL HOLDERS

An Extraordinary Resolution shall be binding upon all Noteholders and holders of Coupons and Talons whether or not present at such Meeting and each of the Noteholders shall be bound to give effect to it accordingly.  Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Paying Agents (with a copy to the Issuer and Guarantor) within 14 days of the conclusion of the Meeting.

20.	MINUTES

Minutes shall be made of all resolutions and proceedings at each Meeting.  The Chairperson shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein.  Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

21.	WRITTEN RESOLUTION

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

SCHEDULE 3

THE SPECIFIED OFFICES OF THE AGENTS

The Fiscal Agent:

Citibank N.A., London Branch
Citigroup Centre
Canada Square, Canary Wharf
London E14 5LB
United Kingdom

Fax:	+353 1622 2210
Attention:	Agency & Trust

The Registrar:

Citibank Europe plc
1 North Wall Quay
Dublin 1
Ireland

Email:	register@citi.com
Attention:	Citibank Europe plc, as Registrar

The other Paying Agent:

Citibank N.A., London Branch
Citigroup Centre
Canada Square, Canary Wharf
London E14 5LB
United Kingdom

Fax:	+353 1622 2210
Attention:	Agency & Trust

The Transfer Agent:

Citibank N.A., London Branch
Citigroup Centre
Canada Square, Canary Wharf
London E14 5LB
United Kingdom

Fax:	+353 1622 2210
Attention:	Agency & Trust

The Calculation Agent:

Citibank N.A., London Branch

Citigroup Centre

Canada Square, Canary Wharf

London E14 5LB
United Kingdom
Fax:	+353 1622 2210
Attention:	Agency & Trust

SCHEDULE 4

FORM OF CALCULATION AGENT APPOINTMENT LETTER

[On letterhead of the Issuer]

[for use if the Calculation Agent is not a Dealer]

[•]

[Name of Calculation Agent]

[Address]

Dear Sirs,

RYANAIR DAC

€6,000,000,000

Euro Medium Term Note Programme

Guaranteed by RYANAIR HOLDINGS PLC

We refer to the amended and restated issue and paying agency agreement dated 27 July 2023  entered into in respect of the above Euro Medium Term Note Programme (as amended or supplemented from time to time, the “Agency Agreement”) between ourselves as Issuer, Ryanair Holdings plc as Guarantor, Citibank N.A., London Branch as fiscal agent and certain other financial institutions named therein, a copy of which has been supplied to you by us.

All terms and expressions which have defined meanings in the Agency Agreement shall have the same meanings when used herein.

EITHER

[We hereby appoint you as Calculation Agent at your specified office detailed in the Confirmation as our agent in relation to [specify relevant Series of Notes] (the “Notes”) upon the terms of the Agency Agreement for the purposes specified in the Agency Agreement and in the Conditions and all matters incidental thereto.]

OR

[We hereby appoint you as Calculation Agent at your specified office detailed in the Confirmation set out below as our agent in relation to each Series of Notes in respect of which you are named as Calculation Agent in the relevant Final Terms or Drawdown Prospectus or Securities Note (as the case may be) upon the terms of the Agency Agreement and (in relation to each such Series of Notes) in the Conditions and all matters incidental thereto.]

We hereby agree that, notwithstanding the provisions of the Agency Agreement or the Conditions, your appointment as Calculation Agent may only be revoked in accordance with Clause 15.2 (Revocation) thereof if you have been negligent in the exercise of your obligations thereunder or have failed to exercise or perform your obligations thereunder.

Please complete and return to us the Confirmation on the copy of this letter duly signed by an authorised signatory confirming your acceptance of this appointment.

The provisions of Clause 17 (Law and Jurisdiction) of the Agency Agreement shall apply to this letter as if set out herein in full.

Yours faithfully

RYANAIR DAC

By:

RYANAIR HOLDINGS PLC

By:

FORM OF CONFIRMATION

EITHER

We hereby accept our appointment as Calculation Agent of the Issuer and the Guarantor in relation to the Notes, and shall perform all matters expressed to be performed by the Calculation Agent in, and shall otherwise comply with, the Conditions and the provisions of the Agency Agreement and, in connection therewith, shall take all such action as may be incidental thereto.

OR

We hereby accept our appointment as Calculation Agent of the Issuer and the Guarantor in relation to each Series of Notes in respect of which we are named as Calculation Agent in the relevant Final Terms or Drawdown Prospectus or Securities Note (as the case may be), and shall perform all matters expressed to be performed by the Calculation Agent in, and shall otherwise comply with (in relation to each such Series of Notes) the Conditions and the provisions of the Agency Agreement and, in connection therewith, shall take all such action as may be incidental thereto.

For the purposes of [the Notes] [each such Series of Notes] and the Agency Agreement our specified office and communication details are as follows:

Address:	[•]
Fax:	[•]
Attention:	[•]

[Calculation Agent]

By:
Date:

SCHEDULE 5

FORM OF PUT OPTION NOTICE/EARLY REDEMPTION NOTICE

To:	[Paying Agent]

RYANAIR DAC

€6,000,000,000

Euro Medium Term Note Programme

guaranteed by

RYANAIR HOLDINGS PLC

[PUT OPTION]/[EARLY REDEMPTION]1 NOTICE*

OPTION 1 (DEFINITIVE NOTES) - [complete/delete as applicable]

By depositing this duly completed Notice with the above Paying Agent in relation to [specify relevant Series of Notes] (the “Notes”) in accordance with [Condition 9(f) (Redemption at the option of Noteholders)]/[Condition 9(g) (Change of Control)] [delete as applicable], the undersigned Holder of the Notes specified below and deposited with this [Put Option Notice]/[Early Redemption Notice] [delete as applicable] exercises its option to have such Notes redeemed in accordance with [Condition 9(f) (Redemption at the option of Noteholders)]/[Condition 9(g) (Change of Control)] [delete as applicable] on [date].

This Notice relates to the Note(s) bearing the following certificate numbers and in the following denominations:

Certificate Number	Denomination

OPTION 2 (PERMANENT GLOBAL NOTE) - [complete/delete as applicable]

By depositing this duly completed Notice with the above Paying Agent for the [specify relevant Series of Notes] (the “Notes”) in accordance with [Condition 9(f) (Redemption at the option of Noteholders)]/[Condition 9(g) (Change of Control)] [delete as necessary] and the terms of the Permanent Global Note issued in respect of the Notes, the undersigned Holder of the Permanent

[1]	Delete as applicable.
*

The Put Option Notice/Early Redemption Notice, duly completed and executed, should be deposited at the specified office of any Paying Agent.  If the relevant Notes are in definitive form or individual note certificate form, such Definitive Notes and all Coupons, or as the case may be, Individual Note Certificate relating thereto and maturing after the date fixed for redemption should be deposited with the Put Option Notice/Early Redemption Notice.  If the relevant Notes are in global form, the Put Option Notice/Early Redemption Notice should be submitted in accordance with the operating rules and regulations of the relevant clearing system and, if possible, the relevant interests in the relevant Global Note should be blocked to the satisfaction of the relevant Paying Agent.

Global Note exercises its option to have [currency] [amount] of the Notes redeemed accordance with [Condition 9(f) (Redemption at the option of Noteholders)]/[Condition 9(g) (Change of Control)] [delete as applicable] on [date].

OPTION 3 (INDIVIDUAL NOTE CERTIFICATES) - [complete/delete as applicable]

By depositing this duly completed Notice with the above Paying Agent in relation to [specify relevant Series of Notes] (the “Notes”) in accordance with [Condition 9(f) (Redemption at the option of Noteholders)]/[Condition 9(g) (Change of Control)] [delete as applicable], the undersigned Holder of the principal amount of Notes specified below and evidenced by the Individual Note Certificate(s) referred to below and presented with this [Put Option Notice]/[Early Redemption Notice] [delete as applicable] exercises its option to have such Notes redeemed in accordance with [Condition 9(f) (Redemption at the option of Noteholders)]/[Condition 9(g) (Change of Control)] [delete as applicable] on [date].

This Notice relates to Note(s) in the aggregate principal amount of [currency]………………… evidenced by Individual Note Certificates bearing the following serial numbers:

…………………………………….

…………………………………….

…………………………………….

OPTION 4 (GLOBAL REGISTERED NOTE)

By depositing this duly completed Notice with the above Paying Agent in relation to [specify relevant Series of Notes] (the “Notes”) in accordance with [Condition 9(f) (Redemption at the option of Noteholders)]/[Condition 9(g) (Change of Control)] [delete as applicable], the undersigned Holder of the principal amount of Notes specified below exercises its option to have such Notes redeemed in accordance with [Condition 9(f) (Redemption at the option of Noteholders)]/[Condition 9(g) (Change of Control)] [delete as applicable] on [date].

This Notice relates to Note(s) in the aggregate principal amount of [currency]…………………

[END OF OPTIONS]

Payment should be made by [complete and delete as appropriate]:

•	[[currency] cheque drawn on a bank in [currency centre] and in favour of [name of payee] and mailed at the payee’s risk by uninsured airmail post to [name of addressee] at [addressee’s address].]

OR

•	[transfer to [details of the relevant account maintained by the payee] with [name and address of the relevant bank].]

OPTION (INDIVIDUAL NOTE CERTIFICATES) - [complete/delete as applicable]

If the Individual Note Certificates referred to above are to be returned to the undersigned in accordance with the Conditions and the Agency Agreement relating to the Notes, they should be returned by post to:

…………………………………….

…………………………………….

…………………………………….

The undersigned acknowledges that any Individual Note Certificates so returned will be sent by uninsured airmail post at the risk of the registered Holder.

Name of Holder:	…………………………………….

Signature of Holder:	…………………………………….

[END OF OPTIONS]

All notices and communications relating to this [Put Option Notice]/[Early Redemption Notice] [delete as applicable] should be sent to the address specified below.

Name of Holder:	…………………………………….

Contact details:	…………………………………….

Signature of Holder:	…………………………………….

Date:	……………………………………….

[To be completed by Paying Agent:]

Received by:

[Signature and stamp of Paying Agent:]
At its office at ……………………………..
……………………………………………..
On …………………………………………

THIS NOTICE WILL NOT BE VALID UNLESS ALL OF THE PARAGRAPHS REQUIRING COMPLETION HAVE BEEN DULY COMPLETED.

SCHEDULE 6

FORM OF PUT OPTION RECEIPT

RYANAIR DAC

€6,000,000,000

Euro Medium Term Note Programme

guaranteed by

RYANAIR HOLDINGS PLC

PUT OPTION RECEIPT†

OPTION 1 (DEFINITIVE NOTES)

We hereby acknowledge receipt of a [Put Option Notice]/[Early Redemption Notice] [delete as applicable] relating to [specify relevant Series of Notes] (the “Notes”) having the certificate number(s) [and denomination(s)] set out below.  We will hold such Note(s) in accordance with the terms of the Conditions of the Notes and the Agency Agreement dated 27 July 2023 (as amended or supplemented from time to time) relating thereto.

In the event that, pursuant to such Conditions and the Agency Agreement, the depositor of such Note(s) becomes entitled to their return, we will return such Definitive Note(s) to the depositor against presentation and surrender of this Put Option Receipt.

Certificate Number	Denomination

OPTION 2 (INDIVIDUAL NOTE CERTIFICATES)

We hereby acknowledge receipt of a [Put Option Notice]/[Early Redemption Notice] [delete as applicable] relating to [specify relevant Series of Notes] (the “Notes”) having the principal amount specified below and evidenced by the Individual Note Certificate(s) referred to below.  We will hold such Individual Note Certificate(s) in accordance with the terms of the Conditions of the Notes and the Agency Agreement dated 27 July 2023 (as amended or supplemented from time to time) relating thereto.

In the event that, pursuant to such Conditions and the Agency Agreement, the Noteholder becomes entitled to the return of such Individual Note Certificate(s), we will return such Individual Note Certificate(s) to the Noteholder by uninsured post to, and at the risk of, the Noteholder at such address as may have been given by such Noteholder in the relevant [Put Option Notice]/[Early Redemption Notice] [delete as applicable].

†	A Receipt will only be issued in the case of deposit of a Definitive Note or an Individual Note Certificate.

This Notice relates to the Note(s) bearing the following certificate numbers and in the following denominations:

Certificate Number	Denomination

END OF OPTIONS

Dated: [date]

[PAYING AGENT]

By:

duly authorised

SCHEDULE 7

REGULATIONS CONCERNING TRANSFERS AND REGISTRATION OF REGISTERED NOTES

1.

Subject to paragraph 4 and paragraph 11 below, Registered Notes may be transferred by execution of the relevant form of transfer under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing.  Where the form of transfer is executed by an attorney or, in the case of a corporation, under seal or under the hand of two of its officers duly authorised in writing, a copy of the relevant power of attorney certified by a financial institution in good standing or a notary public or in such other manner as the Registrar may require or, as the case may be, copies certified in the manner aforesaid of the documents authorising such officers to sign and witness the affixing of the seal must be delivered with the form of transfer.  In this Schedule, “transferor” shall, where the context permits or requires, include joint transferors and shall be construed accordingly.

2.

The Note Certificate issued in respect of the Registered Notes to be transferred must be surrendered for registration, together with the form of transfer (including any certification as to compliance with restrictions on transfer included in such form of transfer) endorsed thereon, duly completed and executed, at the Specified Office of the Registrar or any Transfer Agent, and together with such evidence as the Registrar or (as the case may be) the relevant Transfer Agent may reasonably require to prove the title of the transferor and the authority of the persons who have executed the form of transfer.  The signature of the person effecting a transfer of a Registered Note shall conform to any list of duly authorised specimen signatures supplied by the Holder of such Note or be certified by a financial institution in good standing, notary public or in such other manner as the Registrar or such Transfer Agent may require.

3.

No Noteholder may require the transfer of a Registered Note to be registered during the period of 15 calendar days ending on the due date for any payment of principal or interest in respect of such Note.

4.

No Noteholder which has executed a Form of Proxy in relation to a Meeting of Holders of Registered Notes may require the transfer of a Note covered by such Form of Proxy to be registered until the earlier of the conclusion of the Meeting and its adjournment for want of a quorum.

5.

The executors or administrators of a deceased Holder of a Registered Note (not being one of several joint Holders) and, in the case of the death of one or more of several joint Holders, the survivor or survivors of such joint Holders, shall be the only persons recognised by the Issuer and the Guarantor as having any title to such Registered Note.

6.

Any person becoming entitled to any Registered Notes in consequence of the death or bankruptcy of the Holder of such Registered Notes may, upon producing such evidence that they hold the position in respect of which they propose to act under this paragraph or of their title as the Registrar or the relevant Transfer Agent may require (including legal opinions), become registered themselves as the Holder of such Notes or, subject to the provisions of these Regulations, the Notes and the Conditions as to transfer, may transfer such Registered Notes. The Issuer, the Guarantor, the Transfer Agents, the

Registrar and the Paying Agents shall be at liberty to retain any amount payable upon the Registered Notes to which any person is so entitled until such person is so registered or duly transfers such Notes.

7.	Unless otherwise required by them and agreed by the Issuer, the Guarantor and the Registrar, the Holder of any Notes shall be entitled to receive only one Note Certificate in respect of their holding.
8.

The joint Holders of any Registered Note shall be entitled to one Note Certificate only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint Holder whose name appears first in the Register in respect of the joint holding.

9.

Where there is more than one transferee (to hold other than as joint Holders), separate forms of transfer (obtainable from the Specified Office of the Registrar or any Transfer Agent) must be completed in respect of each new holding.

10.

A Holder of Registered Notes may transfer all or part only of their holding of Notes provided that both the principal amount of Notes transferred and the principal amount of the balance not transferred are a Specified Denomination.  Where a Holder of Registered Notes has transferred part only of their holding of Registered Notes, a new Note Certificate in respect of the balance of such holding will be delivered to him.

11.

The Issuer, the Guarantor, the Transfer Agents and the Registrar shall, save in the case of the issue of replacement Registered Notes pursuant to Condition 15 (Replacement of Note and Coupons), make no charge to the Holders for the registration of any holding of Registered Notes or any transfer thereof or for the issue of any Registered Notes or for the delivery thereof at the Specified Office of any Transfer Agent or the Registrar or by uninsured post to the address specified by the Holder, but such registration, transfer, issue or delivery shall be effected against such indemnity from the Holder or the transferee thereof as the Registrar or the relevant Transfer Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such registration, transfer, issue or delivery.

12.

Provided a transfer of a Registered Note is duly made in accordance with all applicable requirements and restrictions upon transfer and the Note(s) transferred are presented to a Transfer Agent and/or the Registrar in accordance with the Agency Agreement and these Regulations, and subject to unforeseen circumstances beyond the control of such Transfer Agent or the Registrar arising, such Transfer Agent or the Registrar will, within five business days of the request for transfer being duly made, deliver at its Specified Office to the transferee or despatch by uninsured post (at the request and risk of the transferee) to such address as the transferee entitled to the Registered Notes in relation to which such Note Certificate is issued may have specified, a Note Certificate in respect of which entries have been made in the Register, all formalities complied with and the name of the transferee completed on the Note Certificate by or on behalf of the Registrar; and, for the purposes of this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the cities in which the Registrar and (if applicable) the relevant Transfer Agent have their respective Specified Offices.

SIGNATURES

The Issuer

For and on behalf of

RYANAIR DAC

By:	/s/ Neil Sorahan

The Guarantor
For and on behalf of
RYANAIR HOLDINGS PLC

By:	/s/ Neil Sorahan

[Signature page to the Agency Agreement]

The Fiscal and Calculation Agent
For and on behalf of
CITIBANK N.A., LONDON BRANCH
By: /s/ Rachel Clear

The Registrar
For and on behalf of
CITIBANK EUROPE PLC
By: /s/ Viola Japaul

The Other Paying Agent
For and on behalf of
CITIBANK N.A., LONDON BRANCH
By: /s/ Rachel Clear

The Transfer Agent
For and on behalf of
CITIBANK N.A., LONDON BRANCH
By: /s/ Rachel Clear

[Signature page to the Agency Agreement]